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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Oxford Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2016

        Notice is hereby given that the 2016 annual meeting of shareholders of Oxford Industries, Inc. will be held on Wednesday, June 15, 2016 at 3:00 p.m., local time, at The Fifth Floor Conference Center at 999 Peachtree Street, N.E., Atlanta, Georgia 30309. The purposes of the meeting are to:

  (1)
  Elect four directors nominated by our Board and named in the accompanying proxy statement to serve for a term of three years and until their respective successors are elected and qualified;

  (2)
  Approve the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2016;

  (3)
  Hold an advisory, non-binding vote to approve executive compensation; and

  (4)
  Transact any other business that properly comes before the annual meeting or any adjournment or postponement of the annual meeting.

        Shareholders of record as of the close of business on April 15, 2016 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        Pursuant to U.S. Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet instead of mailing printed copies to our shareholders. A Notice of Internet Availability of Proxy Materials is being mailed to shareholders beginning on or about May 6, 2016. This 2016 proxy statement and our 2015 Annual Report may be accessed by all shareholders at http://www.edocumentview.com/OXM. Any shareholder may request a printed copy of the proxy materials by following the instructions set forth in the Notice of Internet Availability.

        A list of our shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, or his or her agent or attorney, at the annual meeting. The enclosed proxy is solicited on behalf of our Board. Reference is made to the accompanying proxy statement for further information with respect to the items of business to be transacted at the annual meeting.

        Your vote is important. Regardless of whether you plan to attend the annual meeting, you are encouraged to vote as soon as possible. You may vote over the Internet, or by signing and returning a proxy card or voting by telephone after requesting a paper copy of the proxy materials following the instructions set forth in the Notice of Internet Availability. Please review the instructions on each of your voting options described on the Notice of Internet Availability. You may revoke your proxy at any time before the annual meeting and, if you attend the annual meeting, you may elect to vote in person. If your shares are held in an account at a bank or broker, your bank or broker will vote your shares for you if you provide voting instructions. In the absence of instructions, your broker can only vote your shares on limited matters.

        Attendance at the annual meeting is limited to shareholders, those holding proxies from shareholders, and invited guests such as members of the media. If your shares are held in an account at a bank or broker, you should bring the notice or voting instruction form you received from your bank or broker, or obtain a valid proxy card from your bank or broker, in order to gain admission to the meeting.

May 6, 2016	By Order of the Board of Directors,

Thomas E. Campbell Executive Vice President—Law and Administration, General Counsel and Secretary

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 15, 2016: This proxy statement and our fiscal 2015 annual report to shareholders are available on the Internet at http://www.edocumentview.com/OXM.

999 Peachtree Street, N.E., Suite 688
Atlanta, Georgia 30309

PROXY STATEMENT

For 2016 Annual Shareholders Meeting
To Be Held on June 15, 2016

INTRODUCTION

        This proxy statement contains information relating to the 2016 annual meeting of shareholders of Oxford Industries, Inc. to be held on Wednesday, June 15, 2016, beginning at 3:00 p.m., local time. The annual meeting will be held at The Fifth Floor Conference Center at 999 Peachtree Street, N.E., Atlanta, Georgia 30309. You may contact our Investor Relations Department at (404) 659-2424 to obtain directions to the site of the annual meeting.

        Pursuant to Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our shareholders instead of a paper copy of our proxy materials. The Notice of Internet Availability contains instructions for accessing our proxy materials and submitting a proxy over the Internet. The Notice of Internet Availability also contains instructions for requesting a paper copy of our proxy materials. We will begin mailing the Notice of Internet Availability on or about May 6, 2016, to all holders of our common stock, par value $1.00 per share, entitled to vote at the annual meeting. A similar notice will be sent by brokers, banks and other nominees to beneficial owners of shares of which they are the shareholder of record.

        This 2016 proxy statement and 2015 Annual Report are available at http://www.edocumentview.com/OXM. This site does not have "cookies" that identify visitors to the site. We will mail any shareholder a copy of the proxy materials free of charge upon request, but you will not receive a printed copy of the proxy materials unless you request one. You may request to receive a copy of proxy materials by mail by following the instructions set forth in the Notice of Internet Availability.

INFORMATION ABOUT THE MEETING AND VOTING

Shares Outstanding

        You may vote at our 2016 annual shareholders meeting if you owned shares of our common stock as of the close of business on April 15, 2016, the record date for the annual meeting. As of the record date, there were 16,755,551 shares of our common stock issued and outstanding. You are entitled to one vote for each share of our common stock that you owned on the record date.

Voting

        If, on April 15, 2016, your shares of Oxford common stock were registered directly in your name with Computershare, our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote using one of the following methods:

  •
  by voting over the Internet by following the instructions set forth in the Notice of Internet Availability;

  •
  by signing and returning a proxy or voting by telephone after requesting a printed copy of the proxy materials; or

  •
  by attending the annual meeting and voting in person.

        If you are a shareholder of record and you sign and return your proxy card but do not include voting instructions, your proxy will be voted as recommended by our Board or, if no recommendation is given, in the discretion of the proxies designated on the proxy card, to the extent permitted under applicable law.

        If you are a shareholder of record, your shares will not be voted unless you submit a proxy (either over the Internet or by signing and returning a proxy card) or attend the annual meeting and vote in person. If you vote over the Internet, please have your Notice of Internet Availability available at the time you submit your voting instructions. The Internet voting procedures provided on the Notice of Internet Availability are designed to authenticate shareholders' identities and to confirm that their instructions have been properly recorded.

        If, on April 15, 2016, your shares were held in an account at a bank or broker, like most of our shareholders, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The bank or broker holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares in your account. Telephone and/or Internet voting may be available to direct your bank or broker on how to vote the shares in your account but the availability of telephone and/or Internet voting will depend on the voting processes of your bank or broker. Please follow the directions on your proxy card or voting instruction form carefully. Even if your shares are held in an account at a bank or broker, you are invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid proxy card from your bank or broker and, in order to gain admission to the meeting, you should bring the notice or voting instruction form you received from your bank or broker, or obtain a valid proxy card from your bank or broker.

Broker Discretionary Voting; Broker Non-Votes

        If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker even if you do not provide voting instructions. Banks and brokerage firms have the authority, under the rules of the New York Stock Exchange (the "NYSE"), to vote shares in their discretion on certain "routine" matters when their clients do not provide voting instructions. Under the NYSE's rules, as currently in effect, only Proposal No. 2 (approval of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016) is considered a routine matter.

        The other proposals to be addressed at the annual meeting are considered "non-routine" matters under the NYSE's rules. When a bank or brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to a non-routine matter, the bank or brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Broker non-votes will be counted as present at the annual meeting for quorum purposes but will not be counted as entitled to vote on the non-routine matter. Therefore, if your shares are held in an account at a bank or broker, it is important that you provide voting instructions to your bank or broker so that your vote on these proposals is counted.

Changing Your Vote

        If you are a shareholder of record, you may revoke or change your vote with respect to the shares of our common stock that are registered directly in your name by doing any of the following:

  •
  delivering a written notice of revocation to our Secretary before the vote is taken at the annual meeting, such notice of revocation dated later than the proxy you want to revoke;

  •
  prior to the applicable cutoff time, changing your vote using the Internet methods for voting described above;

  •
  properly executing and delivering a later-dated proxy before the vote is taken at the annual meeting;

  •
  if you have requested a printed copy of the proxy materials, by voting by telephone; or

  •
  voting in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

        If your shares are held in an account at a bank or broker, then you must follow the instructions provided by your bank or broker in order to revoke or change your vote with respect to those shares held in street name.

Quorum

        In order for us to conduct the annual meeting, the holders of a majority of the shares of our common stock issued and outstanding as of the record date must be present, in person or by proxy, at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes, if any, will be counted as shares present at the meeting for purposes of determining the presence of a quorum.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Directors

        Under our articles of incorporation, our Board is to consist of at least nine members, with the specific number fixed by our bylaws, as amended from time to time. Currently, our bylaws have fixed the number of directors at 10.

        There are currently ten members serving on our Board. The term for Mr. George C. Guynn, who has served on our Board since 2007 and currently serves as chair of our Audit Committee, expires at the annual meeting. Because Mr. Guynn reached the retirement age of 72 prior to the beginning of our current fiscal year, he is no longer eligible for election as a director under our Bylaws. Mr. Guynn will retire as a director as of the annual meeting. We thank Mr. Guynn for his many years of service to our company.

        In addition to nominating Ms. Helen Ballard, Mr. Thomas C. Gallagher and Mr. E. Jenner Wood III, who are currently directors, for re-election at the annual meeting, our Board has nominated Ms. Virginia A. Hepner for election to serve as a director. Ms. Hepner was identified and recommended as a potential director nominee by non-management members of our Board. After evaluating the experience, qualifications, attributes, skills and independence of various prospective candidates, our Nominating, Compensation & Governance Committee, or NC&G Committee, recommended to our Board that Ms. Hepner be nominated for election as a director at the annual meeting.

        The following table sets forth, as of April 15, 2016, certain information concerning our nominees for director and our continuing directors, as well as a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of these individuals should serve as a director.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Helen Ballard	61	1998	Ms. Ballard is the owner of Helen Ballard LLC, a company she formed in the business of home furnishing product design. Ms. Ballard founded Ballard Designs, Inc. in 1983 and served as Chief Executive Officer until she retired from that position in 2002. Ballard Designs, Inc. is a home furnishing catalog business which is currently part of HSN, Inc. Ms. Ballard also previously served as a member of the Board of Directors of Cornerstone Brands, Inc., which was organized as a conglomerate of companies selling home and leisure goods and casual apparel through catalogs primarily aimed at affluent, well-educated consumers ages 35 to 60.

Ms. Ballard has approximately 20 years of experience in a chief executive capacity. Ms. Ballard's experience in direct-to-consumer businesses, including a catalog business, in particular with business activities aimed at demographics overlapping those of our various operating groups, serves our Board well.

Thomas C. Chubb III	52	2012
Mr. Chubb is our Chairman, Chief Executive Officer and President. He has served as our Chief Executive Officer and President since 2013 and was elected our Chairman in 2015. Mr. Chubb served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004.

Mr. Chubb has been employed by our company for 25 years, and has been an executive with our company for more than 15 years. In his capacity as our President starting in 2009, Mr. Chubb provided direct oversight with respect to the operations of our Lanier Apparel Group and our former Ben Sherman Group and, starting with our acquisition of those operations in 2010, provided direct oversight with respect to the operations of our Lilly Pulitzer Group. In addition, Mr. Chubb's previous experience as our General Counsel gives him key insights into the business, legal and regulatory environment in which we operate. Mr. Chubb's long history with our organization, his leadership skills and his knowledge of our businesses and industry serve our Board well.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Thomas C. Gallagher	68	2013 (previous service 1991 - 2007)	Mr. Gallagher is Chairman and Chief Executive Officer of Genuine Parts Company, a distributor of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials. He was appointed Chief Executive Officer of Genuine Parts Company in 2004 and Chairman of the Board of Genuine Parts Company in 2005. Mr. Gallagher served as President of Genuine Parts Company from 1990 to 2012 and Chief Operating Officer of Genuine Parts Company from 1990 until 2004.

Mr. Gallagher has more than 25 years of executive-level responsibilities with a NYSE-traded public company; brings extensive experience serving on the boards of directors of other companies, including having served on the board of directors of Genuine Parts Company for more than 20 years and having previously served on the boards of directors of STI Classic Funds, STI Classic Variable Trust and National Services Industries, Inc.; and is extremely familiar with our company, having previously served on our Board for more than 15 years, including at the outset of our transformation away from our historical domestic private label manufacturing roots. Mr. Gallagher's business acumen, financial expertise and leadership skills are a valuable asset to our Board and Audit Committee.

Virginia A. Hepner	58	Nominee
Ms. Hepner is President and Chief Executive Officer of The Woodruff Arts Center and has held that position since 2012. Prior to joining the Woodruff Arts Center, she served as a consultant to DMI Music and Media Solutions from 2011 until 2012. She is also currently a principal investor in GHL, LLC, a private real estate investment partnership for commercial assets. Ms. Hepner retired from Wachovia Bank in 2005 as an Executive Vice President. Ms. Hepner serves as a director of State Bank and Trust Company, as well as its holding company State Bank Financial Corporation.

In recommending Ms. Hepner to serve on our Board of Directors, our NC&G Committee noted Ms. Hepner's more than 25 years of corporate banking and capital markets experience, as well as her oversight of various aspects of The Woodruff Arts Center's operations, that are expected to serve our Board of Directors well.

John R. Holder	61	2009
Mr. Holder is Chairman and Chief Executive Officer of Holder Properties, Inc., a commercial and residential real estate development, leasing and management company, and has held that position since 1989. Mr. Holder has served as Chief Executive Officer of Holder Properties since 1980. He is a member of the Board of Directors and Compensation, Nominating and Governance Committee of Genuine Parts Company and also serves on the Board of Directors of SunTrust Bank's Atlanta Region.

Mr. Holder's strategic leadership in the growth of Holder Properties, as well as his extensive involvement in the financial and marketing areas of that business, serves our Board well. His service as the Chairman and Chief Executive Officer of Holder Properties, together with various board affiliations which has included civic organizations and membership on the Audit and Compensation, Nominating and Governance Committees of Genuine Parts Company, has given him leadership experience, business acumen and financial literacy beneficial to our Board and Audit Committee.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
J. Reese Lanier	73	1974
Mr. Lanier was self-employed in farming and related businesses until his retirement in 2009.

Mr. Lanier has been affiliated with our company in various official and unofficial capacities for more than 50 years, including having served as a director for more than 40 years. His father was one of the founders of our company. Mr. Lanier's deep knowledge of our business and industry, coupled with his business acumen as a sole proprietor, serves our Board well.

Dennis M. Love	60	2008
Mr. Love is Chairman and Chief Executive Officer of Printpack Inc., a manufacturer of flexible and specialty rigid packaging. Mr. Love was elected Chairman of Printpack Inc. in 2013, and has served as Chief Executive Officer of Printpack Inc. since 1987. Mr. Love also served as President of Printpack Inc. from 1987 until 2013. Mr. Love has been a director of AGL Resources, Inc. since 1999, currently serving as a member of its Audit and Nominating, Governance and Corporate Responsibility Committees. Mr. Love is also a director of the Cleveland Group, Inc. and a member of the SunTrust Advisory Board.

Mr. Love has close to 30 years of experience as a chief executive and has extensive service as a director of public companies, including having served on the Compensation and Employee Benefits Committee of Caraustar Industries, Inc. and the Nominating, Governance and Corporate Responsibility Committee of AGL Resources, Inc. The insight Mr. Love gained through these board affiliations serves our Board and our NC&G Committee well. In addition, Mr. Love's stewardship of Printpack Inc.'s international operations, as well as successful domestic and international acquisitions, allows him to offer key insights into our operations and strategic decision making.

Clarence H. Smith	65	2003
Mr. Smith is Chairman of the Board, President and Chief Executive Officer of Haverty Furniture Companies, Inc., a full-service home furnishings retailer. Mr. Smith was elected Chairman of Haverty Furniture Companies, Inc. in 2012 and has served as its President and Chief Executive Officer since 2003. He served as President and Chief Operating Officer of Haverty Furniture Companies, Inc. from 2002 to 2003, Chief Operating Officer of Haverty Furniture Companies, Inc. from 2000 to 2002, and Senior Vice President, General Manager-Stores of Haverty Furniture Companies, Inc. from 1996 to 2000. Mr. Smith serves on the Executive Committee of Haverty Furniture Companies, Inc.

Mr. Smith has 20 years of senior management experience at Haverty Furniture Companies, Inc., an Atlanta-based, publicly traded company with over 100 stores in 16 states in the Southern, mid-Atlantic and Midwestern regions of the United States, which affords our Board and NC&G Committee valuable insight into compensation, governance and general business practices at a company with a brand management focus and retail and other direct-to-consumer business activities.

Name	Age	Director Since	Positions Held and Specific Experience and Qualifications
Clyde C. Tuggle	54	2011	Mr. Tuggle is Senior Vice President and Chief Public Affairs and Communications Officer of The Coca-Cola Company. From 1998 to 2000, Mr. Tuggle worked in Coca-Cola's Central European Division Office in Vienna where he held a variety of positions, including as Director of Operations Development, Deputy to the Division President and Region Manager for Austria. In 2000, Mr. Tuggle was elected Vice President of The Coca-Cola Company. In 2003, he was elected Senior Vice President of The Coca-Cola Company and appointed Director of Worldwide Public Affairs and Communications. From 2005 until 2008, Mr. Tuggle served as President of Coca-Cola's Russia, Ukraine & Belarus Business Unit. From 2008 to 2009, Mr. Tuggle served as Coca-Cola's Senior Vice President, Corporate Affairs and Productivity. In 2009, Mr. Tuggle was named Coca-Cola's Senior Vice President, Global Public Affairs and Communications. Mr. Tuggle has served on the Board of Directors of Georgia Power Company since 2012.

Mr. Tuggle has more than 10 years of executive management experience at a publicly traded company heavily focused on brand management, including oversight of various aspects of Coca-Cola's international operations that serve our Board well. In addition, Mr. Tuggle's experience at Coca-Cola includes oversight of investor relations and public communications issues that provide key insights to our Board and Audit Committee.

E. Jenner Wood III	64	1995
Mr. Wood is Corporate Executive Vice President of SunTrust Banks, Inc. and has held that title since 1994. He also served as Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2014 to October 2015. Mr. Wood served as Chairman, President and Chief Executive Officer of the Atlanta/Georgia Division of SunTrust Bank from 2010 to 2013 and as Chairman, President and Chief Executive Officer of the Georgia/North Florida Division of SunTrust Bank from 2013 through March 2014. Prior to that, Mr. Wood had served as President, Chairman and Chief Executive Officer of SunTrust Bank Central Group from 2002 to 2010. Mr. Wood is a director of The Southern Company and Genuine Parts Company. Mr. Wood serves on the Governance and Nuclear/Operations Committees of The Southern Company and on the Audit and Compensation and Governance Committees of Genuine Parts Company. Mr. Wood previously served as a director of Crawford & Company until his retirement from that position in July 2013. Mr. Wood also previously served as a director of Georgia Power Company until his election to the Board of Directors of that entity's parent company, The Southern Company, in 2012.

Mr. Wood's professional career includes more than 20 years in executive management positions with SunTrust Banks, Inc. and its various affiliates. Mr. Wood's insights with respect to financial issues and the financial services industry generally, including as it relates to the retail and business aspects of SunTrust Bank's operations, together with his extensive experience on the boards of directors and committees of various public and private companies, make him a valuable asset to our Board.

Director Independence

        Our Corporate Governance Guidelines provide that we will have a majority of "independent" directors under the NYSE's listing standards, as determined by the Board, and that, at least annually, our NC&G Committee will review each relationship that exists with a director and his or her related interests for the purpose of determining whether the director is independent. Based in part on our NC&G Committee's review, our Board annually considers the independence of each of our directors, as well as upon learning about intervening events that may impact director independence.

        In March 2016, our NC&G Committee and full Board considered director independence. As part of this consideration, our NC&G Committee and Board broadly considered all relevant facts and circumstances, including the NYSE's corporate governance listing standards and all relevant transactions and relationships between each director (and his or her immediate family and affiliates) and our company and management to determine whether any relationship might impair the director's ability to make independent judgments.

        Based on this review and consistent with the recommendation of our NC&G Committee, our Board affirmatively determined that the following nine directors are independent: Helen Ballard; Thomas C. Gallagher; George C. Guynn; John R. Holder; J. Reese Lanier; Dennis M. Love; Clarence H. Smith; Clyde C. Tuggle; and E. Jenner Wood III. Additionally, our Board of Directors has determined that the new nominee, Ms. Virginia A. Hepner, is independent.

        Mr. Chubb is currently our Chairman, Chief Executive Officer and President, and therefore not independent.

        In evaluating the independence of our directors, our Board and NC&G Committee gave particular consideration to the following relationships and transactions:

  •
  Mr. Thomas C. Gallagher served on our Board from 1991 until 2007, when he resigned in order to eliminate a director interlock relationship that existed based on service by our retired Chairman and Chief Executive Officer, Mr. J. Hicks Lanier, on the Compensation Committee of Genuine Parts Company; Mr. J. Hicks Lanier served as a member of the Board and chair of the Compensation Committee of Genuine Parts Company until his retirement from those positions in 2013; and two of our other directors, John R. Holder and E. Jenner Wood III, currently serve as directors of Genuine Parts Company;

  •
  Mr. J. Reese Lanier beneficially owns or has the ability to direct the voting of 1.3% of our outstanding common stock; and Mr. Lanier is a first cousin of Mr. J. Hicks Lanier, our retired Chairman and Chief Executive Officer;

  •
  Mr. Clyde C. Tuggle's employer, The Coca-Cola Company, is a vendor to our company, including providing products to our Tommy Bahama Group's restaurant division in the ordinary course of business; and

  •
  Mr. E. Jenner Wood III is Corporate Executive Vice President of SunTrust Banks, Inc.; during 2015, our company continued its long-standing banking relationship with SunTrust, which includes a syndicated, revolving credit facility that we maintain with SunTrust; the payments we made to SunTrust represented an immaterial percentage of the Company's and SunTrust's revenues in 2015; and Mr. Wood did not personally participate in or benefit from this relationship.

        Our Board determined that these payments and relationships were not material to a determination that the applicable directors were independent. As a result and taking into consideration, among other things, the objectivity of Messrs. Gallagher, J. Reese Lanier, Tuggle and Wood at previous meetings of our Board, our Board determined that each is independent.

Corporate Governance Guidelines; Conduct Policies

        Our Board has adopted Corporate Governance Guidelines that set forth certain guidelines for the operation of the Board and its committees. In accordance with its charter, our NC&G Committee periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. As provided under our Corporate Governance Guidelines, our Board annually conducts a self-evaluation. Our NC&G Committee oversees our Board's self-evaluation process. Our Board has the authority to engage its own advisors and consultants.

        Our Board has also adopted a Code of Conduct for all of our directors, officers and employees, as well as an ethical conduct policy that applies to our senior financial officers, including our chief executive officer and our chief financial officer and controller. We intend to disclose amendments to our Code of Conduct and our ethical conduct policy for our senior financial officers (other than technical, administrative or other non-substantive amendments) and material waivers of (or failure to enforce) any provisions of these conduct policies (if applicable to any of our directors or executive officers) on our Internet website at www.oxfordinc.com.

Board Meetings and Committees of our Board of Directors

        During fiscal 2015, our Board held five meetings and committees of our Board held a total of nine meetings. During fiscal 2015, each of our directors attended at least 75% of the aggregate number of meetings of our Board of Directors and of all committees of which the director was a member during the period he or she was a director or committee member. Although we do not have a formal policy requiring attendance by directors at our annual meetings of shareholders, as stated in our

Corporate Governance Guidelines, we encourage directors to attend our annual meetings of shareholders in person. In order to facilitate attendance by our directors, we generally schedule our annual meetings of shareholders to coincide with the date of a quarterly meeting of our Board. All of our directors attended our 2015 annual meeting of shareholders.

        Our Board has a standing Executive Committee, Audit Committee and NC&G Committee. The following table identifies the members of each of these committees as of April 15, 2016 and the number of official meetings held by each of these committees during fiscal 2015.

Name	Executive Committee	Audit Committee	NC&G Committee
Helen Ballard*			X
Thomas C. Chubb III	chair
Thomas C. Gallagher*		X
George C. Guynn*		chair
John R. Holder*		X
J. Reese Lanier*
Dennis M. Love*	X		X
Clarence H. Smith*	X		chair
Clyde C. Tuggle*		X
E. Jenner Wood III*	X

Total Number of Meetings	2	4	3

*
Independent Director

  Executive Committee

        Our Executive Committee has the power to exercise the authority of the full Board in managing the business and affairs of our company, except that our Executive Committee does not have certain powers that are reserved to our full Board under Georgia law. In practice, our Executive Committee serves as a means for taking action requiring our Board's approval between its regularly scheduled meetings.

  Audit Committee

        Our Audit Committee was established in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (which we refer to as the "SEC") to assist our Board in fulfilling its responsibilities with respect to oversight of the following: (1) the integrity of our financial statements, reporting processes and systems of internal controls; (2) our compliance with applicable laws and regulations; (3) the qualifications and independence of our independent registered public accounting firm; and (4) the performance of our internal audit department and our independent registered public accounting firm.

        The principal duties and responsibilities of our Audit Committee are set forth in its charter. Pursuant to its charter, our Audit Committee has the express authority to retain, at our company's expense, any outside legal, accounting or other advisors that it deems necessary or helpful to the performance of its responsibilities. Our Audit Committee may exercise additional authority prescribed from time to time by our Board.

        Our Board annually evaluates the financial expertise and independence of the members of our Audit Committee. Following its review in March 2016, our Board determined that Mr. Guynn and Mr. Holder are "audit committee financial experts," as that term is defined by SEC rules and regulations, and all of the members of our Audit Committee are financially literate in accordance with the NYSE's governance listing standards and SEC rules and regulations.

  Nominating, Compensation & Governance Committee (or NC&G Committee)

        The purpose of our NC&G Committee is to: (1) assist our Board in fulfilling its responsibilities with respect to the compensation of our executive officers; (2) recommend candidates for all directorships to be filled; (3) identify individuals qualified to serve as members of our Board; (4) review and recommend committee appointments; (5) take a leadership role in shaping our corporate governance; (6) develop and recommend our Corporate Governance Guidelines to our Board for adoption; (7) lead our Board in an annual review of its own performance; and (8) perform other functions that it deems necessary or appropriate. Our Board has determined that all members of our NC&G Committee are independent in accordance with the NYSE's corporate governance listing standards. Pursuant to its charter, our NC&G Committee has the express authority to retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor, at our company's expense.

        Our NC&G Committee also has the following responsibilities, among others, related to compensation matters: (1) administering our stock option and restricted stock plans; (2) administering our Executive Performance Incentive Plan, or "EPIP"; (3) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer's performance in light of those goals and objectives and determining the compensation of our Chief Executive Officer based upon this evaluation; (4) reviewing and approving the compensation of our non-CEO executive officers; and (5) making recommendations to our Board regarding certain incentive compensation plans and equity-based plans. In addition, as part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking.

        In light of NYSE rules, our Board evaluated the independence of the members of our NC&G Committee. Following its review in March 2016, our Board determined that all of the members of our NC&G Committee meet the enhanced independence standards applicable to compensation committee members in accordance with the NYSE's corporate governance listing standards and SEC rules and regulations.

        For information about the role of executive officers and compensation consultants in determining compensation, see "Executive Compensation—Compensation Discussion and Analysis" below.

Meetings of Non-Employee Directors

        Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately in executive sessions. Mr. Wood, as our presiding independent director, chaired the meetings of our non-employee directors during fiscal 2015.

Board Leadership

        Our Board is responsible for governing the affairs of our company effectively for the benefit of our shareholders. In discharging this responsibility, our Board relies on the judgment, business acumen, and experience of our qualified management team. Our directors believe that the appropriate leadership structure for our Board may change from time to time. As stated in our Corporate Governance Guidelines, our Board does not have a policy as to whether our Chief Executive Officer should also serve as chair of our Board. The Board makes this decision as it deems appropriate from time to time based upon the relevant factors applicable to each case. At least annually, the Board deliberates on and discusses the appropriate leadership structure for our Board based on the needs of our company.

        Our Board is currently comprised of nine independent directors and one management director (our current Chairman, Chief Executive Officer and President, Mr. Chubb). At the time of Mr. J. Hicks Lanier's retirement from our Board of Directors at the conclusion of our 2015 annual meeting, our Board elected Mr. Chubb, our Chief Executive Officer and President, to also serve as the chair of our Board. In making its decision, our Board considered Mr. Chubb's leadership qualities, management capability, knowledge of the business and industry, the long-term, strategic perspective he has demonstrated over the course of many years, his performance as our Chief Executive Officer and his demonstrated focus on growing long-term shareholder value.

        The Board also noted that we have, in Mr. E. Jenner Wood III, an active, engaged presiding independent director. In his capacity as the presiding independent director, Mr. Wood sets the agenda for, and chairs, executive sessions of our non-employee directors; serves as a liaison between independent directors and Mr. Chubb; and serves as a liaison between our shareholders and our independent directors. As presiding independent director, Mr. Wood is in regular contact with Mr. Chubb about our operating results and activities, risks to our business and business prospects.

        We also have a supermajority of independent directors, regular meetings of our non-employee directors in executive session, and an Audit Committee and NC&G Committee (each of which reports to our full Board on a quarterly basis on significant committee activities) comprised solely of independent directors. Our Board believes the current leadership structure comprised of an executive chair and CEO, balanced with a strong lead independent director role tasked with significant specified duties, is in the best interests of our company and shareholders.

Board's Role in Risk Oversight

        Our Board is ultimately charged with overseeing our business, including risks to our business, on behalf of our shareholders. In order to fulfill this responsibility, our Audit Committee, pursuant to its charter, reviews our policies with respect to our company's risk assessment and risk management. At our Audit Committee's direction and with its oversight, we conduct an enterprise risk management program (which we refer to as the "ERM program") on an ongoing basis. At each quarterly meeting of our Audit Committee, a significant portion of time is devoted to a management report to the committee on the status of the ERM program and/or particular risks faced by our company. Our Audit Committee actively engages management on potential strategies for reducing, eliminating or mitigating the risks to our organization. Our Audit Committee regularly reports to our Board on our ERM program, and our management at least annually provides our Board with a full report on our ERM program. In addition to our ERM program, our Board examines specific business risks in its regular reviews of our operating groups and also on a company-wide basis as part of its regular strategic reviews.

        As part of its oversight of our overall compensation program, our NC&G Committee considers our compensation policies and procedures, including the incentives that they create and factors that may influence excessive risk taking. In particular, our compensation program provides for short-term cash incentive payments to individuals throughout our company based on satisfaction of pre-established performance targets. For employees within our various operating groups, these performance targets may be based on performance by the operating group, as a whole, or a specific business unit or business location within that operating group. Each cash incentive award for an individual employee within our organization is subject to a maximum amount payable to the individual. Our senior management and, with respect to our executive officers, our compensation committee, approve applicable performance targets taking into consideration our detailed, internal budgets for upcoming fiscal periods. These members of senior management have access to daily retail sales data and receive monthly financial reports, and they review and analyze deviations from the budgeted plans to assess whether, among other things, the deviations were the result of inappropriate risk taking. We have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on our company.

Website Information

        We have posted our Corporate Governance Guidelines, our Code of Conduct, our ethical conduct policy for our senior financial officers, our Audit Committee charter and our NC&G Committee charter under the "Corporate Governance" link under the "Investor Relations" tab on our Internet website at www.oxfordinc.com.

Director Nomination Process

        In accordance with our Corporate Governance Guidelines, our NC&G Committee periodically reviews the skills and characteristics required of our directors in the context of the make-up of our Board. This assessment includes issues such as independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment, and other criteria that our NC&G Committee finds to be relevant.

        Consistent with our Corporate Governance Guidelines, our NC&G Committee recognizes that a diversity of viewpoints and practical experiences can enhance our Board's effectiveness. Accordingly, it is the practice of our NC&G Committee in evaluating the diversity of potential director candidates to give particular consideration to the diverse experiences and perspectives that a prospective candidate may bring to our Board. In order to accomplish its objectives, our NC&G Committee's evaluations of potential candidates generally involve a review of the candidate's background and credentials, interviews of a candidate by members of our Board, and discussions among our directors. Based on its evaluation in light of the foregoing factors, our NC&G Committee recommends candidates to our full Board which, in turn, selects candidates to be nominated for election by the shareholders or to be elected by our Board to fill a vacancy.

Director Compensation

  Compensation Program for Fiscal 2015

        During fiscal 2015, our non-employee directors received compensation in accordance with the following program guidelines:

  •
  an annual stock retainer in the form of restricted stock (subject to a vesting period generally coinciding with one year of service on our Board) granted to each non-employee director with a grant date fair value of $55,000;

  •
  an annual cash retainer of $30,000 payable in quarterly installments to each non-employee director;

  •
  an additional $12,500 annual cash retainer payable in quarterly installments to the chairs of our Audit Committee and our NC&G Committee; and

  •
  a $1,250 meeting fee for each committee or board meeting attended.

        To further encourage our directors to enhance their ownership of our stock, our non-employee directors are given the option to elect to receive the $30,000 annual cash retainer in the form of a one-time restricted stock grant having a grant date fair value of $30,000. For fiscal 2015, two of our non-employee directors elected to receive the $30,000 annual cash retainer in the form of restricted stock.

        Director compensation is paid for the 12-month period commencing with each annual meeting of shareholders. The number of shares of our restricted stock to be issued in respect of each non-employee director's annual stock retainer (and in respect of the annual cash retainer, if a director elected to receive that portion of his retainer in the form of stock) was based on the closing price of our common stock as reported on the NYSE as of the grant date for the restricted stock.

        Under our deferred compensation plan, our non-employee directors are eligible to defer receipt of up to 100% of their cash retainers and/or board and committee meeting fees. Non-employee directors are permitted to "invest" their deferred fees among a platform of investment options that are available to our eligible employees who participate in the plan. Our deferred compensation plan is an unfunded, non-qualified deferred compensation plan, and participants' account balances are subject to the claims of our company's creditors. In the event that our company becomes insolvent, participants in the plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating directors with the long-term interests of our shareholders. Three of our non-employee directors participated in our deferred compensation plan during fiscal 2015.

        Employee directors do not receive an annual retainer or meeting fees for their service on our Board.

  Director Compensation for Fiscal 2015

        The table below summarizes the compensation for our non-employee directors for fiscal 2015.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Helen Ballard	40,081	54,919	658	95,658
Thomas C. Gallagher	41,331	54,919	658	96,908
George C. Guynn	55,081	54,919	658	110,658
John R. Holder	12,586	84,914	879	98,379
J. Hicks Lanier(3)	12,500	—	187	12,687
J. Reese Lanier	37,581	54,919	658	93,158
Dennis M. Love	12,586	84,914	879	98,379
Clarence H. Smith	55,081	54,919	658	110,658
Clyde C. Tuggle	40,081	54,919	658	95,658
E. Jenner Wood III	42,581	54,919	658	98,158

(1)
The values for stock awards in this column represent the grant date fair value of restricted stock granted in fiscal 2015, computed in accordance with FASB ASC Topic 718; however, pursuant to SEC regulations, no reduction has been applied for estimated forfeitures. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long-Term Stock Incentive Plan" in Notes 1 and 7, respectively, in our Fiscal 2015 Annual Report on Form 10-K. As of January 30, 2016, Mr. Holder and Mr. Love each held 714 restricted shares of our common stock, while each of our other non-employee directors (with the exception of Mr. J. Hicks Lanier, who retired in June 2015) held 628 restricted shares of our common stock.

(2)
Represents the dollar value of dividends paid on unvested stock awards which was not factored into the grant date fair value for the stock. In addition, from time to time, our directors receive discounted and complimentary apparel and related merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our directors and, in accordance with SEC rules and regulations, have excluded them from this table.

(3)
Among his many years of service to our company, Mr. J. Hicks Lanier served as the Chairman of our Board from 1981 until his retirement from our Board following the conclusion of our 2015 annual meeting on June 17, 2015. Accordingly, compensation paid to Mr. Lanier during fiscal 2015 is included in this table. In connection with Mr. Lanier's retirement, we previously entered into an arrangement with Mr. Lanier providing him certain limited office, secretarial and related support services. The aggregate value of these benefits did not exceed $10,000 during fiscal 2015 and, in accordance with SEC rules and regulations, have been excluded from this table.

  Stock Ownership and Retention Guidelines

        To reinforce the alignment of the interests of our directors with the long-term interests of our shareholders, our Board has established stock ownership guidelines applicable to our non-employee directors. Under these guidelines, each of our non-employee directors is expected to accumulate and hold shares of our common stock having a fair market value equal to 2.0x the director's annual retainer. Our non-employee directors have four years from their appointment to meet their ownership guideline requirement. Each of our current non-employee directors has met his/her ownership guideline.

        In addition, our Corporate Governance Guidelines provide for a retention guideline, or holding period, of one year for stock acquired upon the exercise of options or lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options) that applies to our non-employee directors.

EXECUTIVE OFFICERS

        All of our executive officers are elected by and serve at the discretion of our Board. The following table sets forth information about our executive officers as of April 15, 2016:

Name	Age	Title	Biography
Thomas C. Chubb III	52	Chairman, Chief Executive Officer and President	Mr. Chubb is our Chairman, Chief Executive Officer and President. He has served as our Chief Executive Officer and President since 2013 and was elected our Chairman in 2015. Mr. Chubb served as our President starting in 2009, as our Executive Vice President from 2004 until 2009, and as our Vice President, General Counsel and Secretary from 1999 to 2004.
Thomas E. Campbell	52	Executive Vice President-Law and Administration, General Counsel and Secretary
			Mr. Campbell is Executive Vice President-Law and Administration, General Counsel and Secretary and has held that position since 2014. Prior to his promotion in 2014, Mr. Campbell served as our Senior Vice President-Law and Administration, General Counsel and Secretary from 2011 to 2014; as our Senior Vice President-Law, General Counsel and Secretary from 2008 to 2011; and as our Vice President-Law, General Counsel and Secretary from 2006 to 2008.
K. Scott Grassmyer	55	Executive Vice President-Finance, Chief Financial Officer and Controller
			Mr. Grassmyer is Executive Vice President-Finance, Chief Financial Officer and Controller and has served in this capacity since 2014. Prior to his promotion in 2014, Mr. Grassmyer served as our Senior Vice President-Finance, Chief Financial Officer and Controller from 2011 to 2014; as our Senior Vice President, Chief Financial Officer and Controller from 2008 to 2011; and as our Senior Vice President and Controller from 2004 to 2008. From 2003 to 2004, he served as our Vice President and Controller. Mr. Grassmyer was appointed our Controller in 2002.
J. Wesley Howard, Jr.	56	President, Lanier Apparel
			Mr. Howard is President, Lanier Apparel (one of our operating groups, previously referred to as Lanier Clothes) and has held that position since 2011. Since becoming President, Lanier Slates for Lanier Clothes in 1997, Mr. Howard has served in various capacities for Lanier Clothes, including as President, Special Programs from 2005 to 2010; as President, Brands and Special Programs during a portion of 2010; and as President, Sales and Merchandising during a portion of 2011.
Michelle M. Kelly	37	CEO, Lilly Pulitzer Group
			Ms. Kelly is Chief Executive Officer of our Lilly Pulitzer Group and has held that position since April 2016. She served as President of Lilly Pulitzer from March 2015 until her promotion in April 2016. She has worked for our Lilly Pulitzer Group for more than 10 years and prior to her promotion in 2015, she served as Executive Vice President, Brand Distribution, Marketing & Merchandising from 2014 to 2015; as Senior Vice President, Brand Distribution, Marketing & Merchandising from 2013 to 2014; as Senior Vice President, Merchandising, Marketing and Retail from 2010 to 2013; and as Vice President, eCommerce, Online Marketing & Stores in 2010.
Douglas B. Wood	51	CEO, Tommy Bahama Group
			Mr. Wood is Chief Executive Officer of our Tommy Bahama Group and has held that position since January 2016. Prior to his promotion in 2016, he served as Tommy Bahama's President and Chief Operating Officer from 2008 to 2016 and as its Chief Operating Officer from 2001 to 2008.

        In addition to the above, Mr. Scott A. Beaumont served as CEO, Lilly Pulitzer Group until his retirement in April 2016; Mr. Mark Maidment served as CEO, Ben Sherman Group until his departure from our company in July 2015 when we sold the assets and operations of our former Ben Sherman Group; and Mr. Terry R. Pillow served as CEO, Tommy Bahama Group until his retirement in January 2016.

 EXECUTIVE COMPENSATION

Introduction

        In this section of the proxy statement, we provide information about our executive compensation program specifically as it relates to our "named executive officers," or NEOs. This information includes: (1) a Compensation Discussion and Analysis discussing, among other things, how and why our NC&G Committee (which we refer to in this section of the proxy statement as our "compensation committee") made its fiscal 2015 compensation decisions for our NEOs; (2) the compensation tables required by the SEC's rules and regulations; and (3) a summary of certain limited arrangements with our NEOs that provide for payments upon defined change of control events or upon termination of employment.

        For fiscal 2015, our NEOs are as follows:

  •
  Mr. Thomas C. Chubb III, our Chairman, Chief Executive Officer and President;

  •
  Mr. K. Scott Grassmyer, our Executive Vice President-Finance, Chief Financial Officer and Controller;

  •
  Mr. Scott A. Beaumont, retired CEO, Lilly Pulitzer Group;

  •
  Mr. Thomas E. Campbell, our Executive Vice President-Law and Administration, General Counsel and Secretary;

  •
  Mr. Mark Maidment, former CEO, Ben Sherman Group; and

  •
  Mr. Terry R. Pillow, retired CEO, Tommy Bahama Group.

        Because Mr. Maidment first became an NEO in fiscal 2015, in accordance with SEC rules and regulations, we have not included his compensation information for periods prior to when he became an NEO. In addition, compensation paid to Mr. Maidment was denominated in pounds sterling; in this proxy statement, except as otherwise indicated, for ease of reference the compensation paid to Mr. Maidment during or in respect of fiscal 2015 has been restated to U.S. dollars based on an exchange rate of pounds sterling 1.00 = U.S. $1.52. The exchange rate used to restate compensation paid to Mr. Maidment represents the average month-end exchange rate during the applicable fiscal year that was used for financial reporting purposes.

Compensation Discussion and Analysis

  Executive Summary

        We are a global apparel company that designs, sources, markets and distributes products bearing the trademarks of our owned Tommy Bahama® and Lilly Pulitzer® lifestyle brands, as well as certain licensed and private label apparel products. We distribute our owned lifestyle branded products through our direct to consumer channel, consisting of our retail stores and e-commerce sites, and our wholesale distribution channel. Our direct to consumer operations provide us with the opportunity to interact directly with our customers, present to them the full line of our current season products and provide an opportunity for consumers to be immersed in the theme of the lifestyle brand. During Fiscal 2015, 91% of our net sales were from products bearing brands that we own, and 66% of our net sales were sales of our products through our direct to consumer channels of distribution.

        Our business strategy is to develop and market compelling lifestyle brands and products that evoke a strong, emotional response from our target consumers. We consider "lifestyle" brands to be brands that have a clearly defined and targeted point of view inspired by an appealing lifestyle or attitude. Furthermore, we believe that lifestyle brands like Tommy Bahama and Lilly Pulitzer, that create an emotional connection with consumers, can command greater loyalty, higher price points at retail and create licensing opportunities, which may result in higher earnings. In executing our objectives, we strive to develop businesses that can drive sustained profitable growth and enhance long-term shareholder value. In furtherance of advancing our business objectives, in April 2016, we acquired the Southern Tide® lifestyle brand.

        Overall, we believe that fiscal 2015 was a good year for our company, in spite of a challenging retail climate that saw significant declines in retail consumer traffic in traditional brick and mortar retail locations, and believe that the compensation and other actions affecting our NEOs were in keeping with our performance. Notably:

  •
  for fiscal 2015, consolidated net sales rose 5% to $969.3 million from $920.3 million in fiscal 2014;

  •
  in fiscal 2015, Tommy Bahama's net sales increased 5% to $658.5 million, with a comparable store sales increase of 3%;

  •
  Lilly Pulitzer experienced a stellar year, with a net sales increase of 22% in fiscal 2015 to $204.6 million reflecting a remarkable comparable store sales increase of 27%, and widespread consumer acceptance of Lilly Pulitzer's resort chic brand message; and

  •
  strategically, in the second fiscal quarter of fiscal 2015, we sold the operations of our former Ben Sherman operating group, which experienced a $10.8 million operating loss in fiscal 2014, for £40.8 million (or $63.7 million).

        Our focus is to deliver long-term shareholder value. To that end, based on our $68.96 per share stock price at the end of fiscal 2015, we have delivered one-year and three-year total shareholder returns of 27% and 46%, respectively.

  Consideration of Last Year's Advisory Shareholder Vote on NEO Compensation

        At our 2015 annual meeting of shareholders, we held an advisory vote seeking shareholder approval of a "say-on-pay" proposal approving our NEO compensation program. At the 2015 annual meeting, over 99% of the votes cast on our say-on-pay proposal were cast in support of our NEO compensation program, as described in our 2015 proxy statement. In light of the overwhelming shareholder support on last year's say-on-pay proposal, our compensation committee has continued to apply the same principles and general compensation programs for fiscal 2015. However, our compensation committee regularly evaluates market compensation practices, taking into consideration information relating to compensation paid by peers and information furnished by management and compensation consultants, and implements changes as it deems appropriate.

  Compensation Philosophy and Objectives

        Our executive compensation programs are designed to:

  •
  maintain a strong link between pay and performance;

  •
  align our executive officers' interests with those of our shareholders; and

  •
  ensure that we are able to attract and retain talented individuals.

        Consistent with these objectives, our NEO compensation practices incorporate the following in consideration of the long-term best interests of our shareholders:

  •
  we tie a meaningful percentage of each NEO's potential cash and total compensation opportunities to performance of our company and/or our operating groups;

  •
  we do not provide our NEOs with tax gross-ups;

  •
  our equity compensation awards are subject to a "double trigger" acceleration of vesting;

  •
  we maintain a stand-alone recoupment or "clawback" policy with respect to incentive-based cash and equity compensation for our executive officers;

  •
  we do not pay dividends or dividend equivalents on performance-based equity compensation awards during the applicable performance period;

  •
  repricing of stock options is prohibited under our Long-Term Stock Incentive Plan (which we refer to as the "LTIP") absent shareholder approval;

  •
  we maintain stock ownership guidelines for our executive officers;

  •
  we have a retention guideline, or holding period, on exercised stock options and vested restricted stock that applies to our executive officers;

  •
  we have an anti-hedging policy prohibiting our directors and executive officers from hedging the economic risk of ownership of our company's stock;

  •
  we have a formal anti-pledging restriction applicable to our directors and executive officers; and

  •
  we generally provide only modest perquisites, namely complimentary or discounted availability of our products, that serve the best interests of our business and are common practice in our industry.

  Compensation Decision Process

        Compensation Committee; Compensation Consultants.    Pursuant to its charter, our compensation committee has the authority, with our company's funding, to retain or obtain the advice of a compensation consultant to assist in the evaluation of, among other things, chief executive officer and non-CEO executive officer compensation, provided, that it will retain such an advisor only after taking into consideration relevant factors relating to the advisor's independence from our management.

        During fiscal 2015, our compensation committee again retained Mercer (US) Inc. ("Mercer") as its compensation consultant to assist with various executive compensation matters, including proposals for the total compensation paid to our executive officers, and the individual components of executive officer compensation, and market data, including the peer group, used by management in reviewing executive officer compensation and influencing our Chief Executive Officer's recommendations to the compensation committee on compensation paid to our other NEOs for fiscal 2015.

        In relation to our compensation committee's retention of Mercer, our compensation committee considered various factors relating to the advisor's independence from our management, including those enumerated by the NYSE. As part of its evaluation, our compensation committee considered the following: Mercer's parent company provides certain insurance brokerage services to our company; the fees paid to Mercer's parent company in connection with those brokerage services represented a nominal amount of the revenues generated by that entity; Mercer's policies and procedures relating to conflicts of interest; the fact that the Mercer consultants that work with our company do not presently own any of our common stock; and certain present and historic business relationships between Mercer or its affiliates, on the one hand, and employers of certain of our compensation committee members. Following its review, our compensation committee concluded that Mercer was independent and that the engagement of Mercer did not raise a conflict of interest.

        In addition, during fiscal 2013, our company's management retained Towers Watson to evaluate the short-term cash incentive programs throughout our company. Although the engagement was not focused on or specific to executive compensation, certain observations and recommendations by Towers Watson influenced certain management recommendations to, and decisions by, our compensation committee in respect of fiscal 2015.

        Key Participant Roles.    The following table summarizes the significant roles of the various key participants, including those of certain of our executive officers, in the decision-making process with respect to NEO compensation, in particular for fiscal 2015:

Participant	Roles
Board of Directors

•

Reviews and approves changes in equity and cash incentive plans available to our NEOs (other than those generally available to employees of our company on a non-discriminatory basis), including submission of plans to our shareholders for approval as may be required

•

Appoints the members of our compensation committee

Compensation Committee

•

Establishes and communicates the performance objectives for our Chief Executive Officer

•

Evaluates the performance of our Chief Executive Officer

•

Determines and approves the base salary and cash incentive award opportunities for our Chief Executive Officer

•

Reviews our Chief Executive Officer's performance evaluation and compensation recommendations for each of our other NEOs

•

Approves the base salary and cash incentive award opportunities for each of our other NEOs

•

Reviews and approves all equity compensation awards, including those to our NEOs

•

Oversees our company's risk profile that results from our compensation programs

Committee's Compensation Consultant

•

Reviewed compensation programs for our NEOs relative to market comparables and made recommendations for fiscal 2015 total and component NEO compensation

•

Reviewed and provided recommendations for peer group composition for fiscal 2015

•

Provided recommendations for program design for equity compensation programs and cash incentive plans for our NEOs

Participant	Roles
Executive Officers
Chairman, Chief Executive Officer and President

•

Regularly attends portions of our compensation committee meetings, at the invitation of the committee

•

Reviews performance of our other NEOs

•

Provides our compensation committee with base salary and target cash and equity incentive compensation recommendations for our other executive officers

•

Together with our Chief Financial Officer and other executive officers, recommends performance goals applicable to performance-based compensation

Executive Vice President—Finance, Chief Financial Officer and Controller

•

Regularly attends portions of our compensation committee meetings, at the invitation of the committee

•

Provides budget information and preliminary recommendations to our Chief Executive Officer and, ultimately, to our compensation committee on performance goals applicable to performance-based compensation

•

Provides and certifies financial information used in determining satisfaction of performance targets

•

Assists with design and implementation of compensation programs, including equity compensation programs

Executive Vice President—Law and Administration, Secretary and General Counsel

•

Regularly attends portions of our compensation committee meetings, at the invitation of the committee

•

Prepares and provides agenda materials for our compensation committee meetings

•

Oversees review of market data on executive officer compensation, including applicable ranges of base salary and total cash compensation paid to comparable executives at comparator companies

•

Assists with design and implementation of compensation programs, including equity compensation programs

•

Updates and summarizes key legal and corporate governance developments relating to compensation practices

        Market Data.    We utilize market surveys to obtain a general understanding of compensation practices and trends, and in evaluating market comparisons of compensation paid to our NEOs, when making compensation recommendations and decisions for our NEOs. For fiscal 2015 compensation reviews, we utilized the applicable Kenexa Global Consumer Goods Surveys; Mercer's Apparel and Retail Industry Surveys; and Towers Watson's General and Retail/Wholesale Industry Survey Reports on Executive Compensation. We do not have any input into the companies that make up these surveys.

        In addition, our compensation committee reviews compensation data obtained from publicly available sources for peer, or comparator, companies. For fiscal 2015, our compensation committee reviewed relevant compensation data from the following companies:

Ann Inc. bebe stores, inc. Carter's, Inc. Chico's FAS Inc. Children's Place, Inc. Columbia Sportswear Company	Deckers Outdoor Corporation Delta Apparel, Inc. G-III Apparel Group, Ltd. Guess?, Inc. Kate Spade & Co. lululemon athletica inc.	Pacific Sunwear of California, Inc. New York & Company, Inc. Perry Ellis International, Inc. Quiksilver, Inc. Steven Madden, Ltd. Urban Outfitters, Inc.

  Elements of Executive Officer Compensation

        Total compensation for our NEOs in recent years has consisted of the following components:

Compensation Component	Overview	Purpose
Base Salary	Base salary provides a fixed amount of cash compensation to our NEOs.	Base salary provides a competitive level of guaranteed cash compensation that allows us to attract and retain qualified executives and to compensate them for performing basic job responsibilities.
Short-Term/Annual Incentive Compensation and Long-Term Cash Incentive Compensation
Cash incentive awards, including under the EPIP, provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance or achievement of other strategic goals.
Cash incentive awards are used, among other things, to attract and retain qualified executives; align the compensation paid to our executive officers with our company's performance; motivate our executive officers to work to achieve and exceed specific company performance goals or other strategic goals; and, where appropriate, facilitate the treatment of elements of compensation as performance-based compensation under the Internal Revenue Code.
Long-Term Equity Compensation (Both performance-vesting and time-vesting)	Long-term equity compensation awards provide our NEOs with equity compensation opportunities under our LTIP based on company performance and/or the satisfaction of multi-year service requirements.
Equity compensation further aligns the interests of our NEOs with those of our shareholders by encouraging retention, motivating our executive officers to work to achieve and exceed performance goals and rewarding increases in stock price.
Other Benefit Plan Participation Opportunities
	Our NEOs based in the United States are generally eligible to participate in various health, life insurance, retirement, stock purchase and disability benefit plans we have established for our U.S.-based employees and/or executives.	These benefit plans are designed to attract and retain key employees by providing benefits competitive with those generally available.

Mr. Maidment, as a U.K.-based executive officer, was eligible to participate in our Ben Sherman Group Personal Pension Scheme, our Ben Sherman private medical insurance plan, our Ben Sherman Income Protection Scheme and various other health and life insurance benefit plans we previously established for our U.K.-based employees.
Special Transaction Success Bonus Opportunities
In furtherance of ensuring a successful sale of our former Ben Sherman Group, we entered into a one-time Incentive and Settlement Agreement payable in connection with or following a sale and transition of the Ben Sherman Group's operations.
Special success bonuses incent key executives to remain with the operations as we pursue and effectuate a strategic transaction to dispose of one of our businesses, and further align the interests of our company and the affected NEO with those of prospective acquirors.
Perquisites
	From time to time, our NEOs receive discounts on merchandise purchased directly from our distribution centers or through our direct to consumer channels, as well as complimentary meals at our Tommy Bahama restaurants or allowances for apparel merchandise, and other minimal perquisites.	These perquisites are designed to attract and retain key employees by providing perquisites that are common practice within our industry.

        Target Compensation Levels / Mix.    In recent years, our compensation committee has generally utilized the median of total cash compensation (base salary and cash incentive awards) for similar positions identified using industry and general market data, as well as that of similarly situated executives at the peer company group, as a guideline for evaluating and approving the target total cash compensation for our executive officers generally. In establishing specific base salary amounts and cash incentive award target amounts payable to any individual executive officer, our compensation committee takes into consideration a number of factors, such as the specific individual's duration with our company and in a specific role, prior performance and accomplishment of significant business strategies, the size of an operating group or business unit, the oversight and other responsibilities of the individual, the individual's prior employment experience and compensation history, other factors related to the scope or unique nature of the incumbent's job responsibilities, retention considerations, and geographic distinctions. For reference, total target cash compensation approved by our compensation committee for our Chief Executive Officer for fiscal 2015 was below the median of industry and general market data studied by our compensation committee.

        In approving the amount of long-term equity compensation granted to our executive officers, our compensation committee reviews market data to understand trends and general compensation practices (for example, typical vesting periods and/or types and values of equity grants). In approving our fiscal 2015 equity compensation program, which is described under "—Long-Term Equity Incentive Compensation, " our compensation committee also took into consideration market survey data on equity compensation ranges and recommendations made by the compensation consultant engaged by our compensation committee.

        Our compensation committee reviews all components of the compensation payable to our executive officers, including base salaries, cash incentive awards, and long-term equity compensation. In approving the total target compensation of our NEOs, our compensation committee does not expressly allocate a specified percentage of total compensation to base salary, short-term incentive compensation and/or long-term equity compensation.

        Compensation Mix.    Our compensation committee generally increases target incentive award levels for an executive officer as such officer's responsibilities within our organization increase, thereby more heavily weighting the variable elements of compensation for our most senior executive officers who are more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value. Our compensation committee believes that the best interests of our shareholders are served by tying pay to performance and subjecting a meaningful proportion of our NEOs' total compensation to the achievement of company and/or operating group performance that benefits our company and shareholders. As illustrated below, a significant portion of our NEOs' total target direct compensation for fiscal 2015 was performance based.

CEO	Other NEOs

        The information in the chart above for Other NEOs excludes (1) compensation approved for Mr. Maidment, as a significant portion of Mr. Maidment's fiscal 2015 compensation was tied to the successful sale of our former Ben Sherman Group, and (2) cash long-term incentive compensation specifically approved for Mr. Beaumont during fiscal 2014 in anticipation of his pending retirement, all of which are described under "—Other Special Incentives."

  Base Salary

        Our compensation committee utilizes base salaries to provide a fixed amount of compensation to our NEOs for the performance of their duties. Base salaries of our NEOs are reviewed on an annual basis. Our compensation committee determines the salary of our Chief Executive Officer and reviews and approves (with or without modification) our Chief Executive Officer's recommended salaries for our other executive officers.

  Base Salaries for Fiscal 2015

        Chief Executive Officer's Review.    In March 2016, our compensation committee evaluated Mr. Chubb's performance during fiscal 2015. As part of its review, our compensation committee considered the company's performance and achievements during fiscal 2015, including in particular:

  •
  the successful sale of our former Ben Sherman Group for a transaction price approaching $64 million;

  •
  successful implementation of executive succession plans at our key Tommy Bahama and Lilly Pulitzer operating groups, with Mr. Douglas B. Wood being promoted to CEO, Tommy Bahama Group at the beginning of fiscal 2016 and Ms. Michelle M. Kelly being promoted to CEO, Lilly Pulitzer Group in April 2016 when their respective predecessors retired;

  •
  increased top- and bottom-line performance for the company on a consolidated basis, despite an overwhelmingly challenging consumer retail environment; and

  •
  execution and/or progress with respect to several other strategic initiatives for our organization.

  Base Salaries for our NEOs

        Following a review of relevant market data with respect to each of our NEOs, individual performance and contributions to our company and the financial performance of our company and various business units, our compensation committee approved the following merit-based increases in base salary (effective April 2015):

	Base Salary
			Percentage Change
Name	Fiscal 2015	Fiscal 2014
Thomas C. Chubb III	$800,000	$775,000	3.2%
K. Scott Grassmyer	$385,000	$360,000	6.9%
Scott A. Beaumont	$600,000	$550,000	9.1%
Thomas E. Campbell	$385,000	$360,000	6.9%
Mark Maidment	$319,200	$304,000	5.0%
Terry R. Pillow	$875,000	$850,000	2.9%

  Short-Term Incentive Compensation

        Our compensation committee utilizes cash incentive awards under the EPIP to provide our NEOs with variable cash compensation opportunities based on company and/or operating group performance.

        For fiscal 2015, our compensation committee approved an annual cash incentive program for our NEOs. The program set target awards and performance goals based exclusively on the performance of our company or applicable operating group during the year. The fiscal 2015 program was generally similar in structure and operation to the program established in recent years.

        Consistent with the objective of motivating our NEOs to achieve and exceed performance goals, our compensation committee approved threshold, target and maximum award levels expressed as a percentage of each NEO's base salary for fiscal 2015, as follows:

	Cash Incentive Awards (% of Base Salary)
Name	At Threshold	At Target	At Maximum
Thomas C. Chubb III	25%	100%	175%
K. Scott Grassmyer	12.5%	50%	87.5%
Scott A. Beaumont	12.5%	50%	87.5%
Thomas E. Campbell	12.5%	50%	87.5%
Terry R. Pillow	15%	60%	105%

        For cash incentive awards that could become payable to Mr. Chubb, Mr. Grassmyer and/or Mr. Campbell, our compensation committee approved individual performance measures based on profit before taxes, as adjusted for specifically identified non-recurring or unusual items (PBT), of our company and each of our operating groups. The total cash incentive award for each of these individuals was comprised of distinct performance measure components tied to our company as a whole, as well as each of our operating groups individually. PBT is a performance measure which we believe drives shareholder value by focusing management on the profitability of our company and/or operating groups, taking into consideration the cost of the capital being deployed.

        For cash incentive awards that could become payable to Mr. Beaumont, the incentive award was based entirely on our Lilly Pulitzer Group's satisfaction of applicable PBT targets. For cash incentive awards that could become payable to Mr. Pillow, the incentive award was based entirely on Tommy Bahama Group's satisfaction of applicable PBT targets.

        For each of these individuals, no cash incentive would be payable under the EPIP unless the applicable threshold performance measure for the applicable operating group was satisfied.

        Although a cash incentive award was approved by our compensation committee for Mr. Maidment in respect of fiscal 2015, the incentive award was superseded by the terms of his Incentive and Settlement Agreement approved in connection with us pursuing a sale of our former Ben Sherman Group.

        In establishing performance targets for cash incentive award opportunities for each of our NEOs for fiscal 2015, our compensation committee took into consideration our original budgeted plans for the fiscal year and anticipated changes in our business(es) from the prior year.

  •
  For purposes of the cash incentive award for Mr. Chubb, Mr. Grassmyer and Mr. Campbell, the table below sets forth the threshold, target and maximum performance targets established by our compensation committee for each of our operating groups and our company as a whole; the actual performance of each of our operating groups and our company as a whole during fiscal 2015; the applicable weighting allocated to each of our operating groups and our company as a whole; and the weighted contribution to the actual incentive award earned by each of these executive officers.

  •
  For purposes of the cash incentive awards to Mr. Beaumont and Mr. Pillow, the table below includes the threshold, target and maximum performance targets established by our compensation committee for our Lilly Pulitzer Group and Tommy Bahama Group, respectively, and the actual performance of each of those operating groups during fiscal 2015.

						Weighting for Corporate Composite Bonus	Weighted Contribution to Actual Corporate Composite Bonus Earned
	Performance Target				Actual Achievement as a Percent of Target
				Actual Performance
Performance Measure(s) ($ in 000s)	Threshold	Target	Maximum
PBT of total company	$54,403	$63,073	$71,743	$70,096	160.8%	50.0%	80.4%
PBT of Tommy Bahama Group	$41,066	$48,313	$55,560	< Threshold	0%	30.0%	0%
PBT of Lilly Pulitzer Group	$27,999	$32,940	$37,881	> Maximum	175%	10.0%	17.5%
PBT of Lanier Clothes	$5,200	$7,900	$10,600	$7,593	91.5%	6.0%	5.5%
PBT of Ben Sherman Group*	—	—	—	—	175%	4.0%	7.0%

						100.0%	110.4%

*
The methodology for determining the contribution of our Ben Sherman Group operations towards the composite cash incentive for Messrs. Chubb, Grassmyer and Campbell, as approved by our compensation committee, was adjusted based on our successful sale of the Ben Sherman Group.

        The target PBT for each group and for total company were generally in line with our original forecast for fiscal 2015, except the component performance targets for each of our operating groups and our total company were set higher than our forecast (other than Lilly Pulitzer, which was based on our original budget), emphasizing for our executive management the necessity to exceed our own plans in order to receive a target level incentive award. In addition, in furtherance of our objective to drive sustained, profitable growth within our organization, our total company, Tommy Bahama and Lilly Pulitzer target performance goals were set at levels requiring improvement in PBT relative to the actual fiscal 2014 results.

        Based on our fiscal 2015 performance, each of our NEOs earned the following cash incentives in respect of fiscal 2015:

Name	Bonus Award at Target ($)	Bonus Award Earned (as % of Target)	Bonus Award Earned ($)
Thomas C. Chubb III	$800,000	110.4%	$883,200
K. Scott Grassmyer	$192,500	110.4%	$212,520
Scott A. Beaumont	$300,000	175%	$525,000
Thomas E. Campbell	$192,500	110.4%	$212,520
Terry R. Pillow	$525,000	0%	$0

        Although our compensation committee retains "downward discretion" to reduce (but not to increase) the total cash incentive awards payable to any of our NEOs, it did not exercise its discretion in respect of fiscal 2015.

  Long-Term Equity Incentive Compensation

        Our compensation committee utilizes stock-based incentive awards under the LTIP to incent our NEOs to remain with our company and further align the interests of our NEOs with those of our shareholders. In March 2015, our compensation committee approved the equity compensation program for fiscal 2015.

        For fiscal 2015, the program consisted solely of performance-based restricted stock awards under the LTIP that provided participants the opportunity to earn restricted shares contingent upon our achievement of certain earnings per share performance goals for our company during fiscal 2015. Any restricted shares earned by recipients would be further subject to a two year vesting period, with the shares subject to cliff vesting on April 16, 2018.

        The table below sets forth the awards approved by our compensation committee for each participating NEO for the fiscal 2015 LTIP program.

	Performance-Based Restricted Shares (# of shares)
Name	At Threshold	At Target	At Maximum
Thomas C. Chubb III	2,588	10,350	18,113
K. Scott Grassmyer	913	3,650	6,388
Thomas E. Campbell	913	3,650	6,388
Terry R. Pillow	1,813	7,250	12,688

        The 2015 earnings per share performance goals established by the compensation committee for the performance-based restricted stock awards were as follows: threshold—$3.10; target—$3.65; and maximum—$4.20. Our actual fiscal 2015 earnings per share, as defined under the program, was $3.68. The earnings per share for our performance-based restricted stock awards differs from the adjusted earnings per share that we report in our earnings releases based on the earnings per share definition established by the compensation committee in connection with approving the performance goals and awards under the fiscal 2015 LTIP program.

        As a result of our performance, 104.1% of the target performance-based restricted shares for fiscal 2015 were earned. From the actual grant of earned restricted shares in March 2016 through the applicable vesting date, our participating NEOs receive dividends on these restricted shares and are entitled to voting rights. The fiscal 2015 equity awards would generally be forfeited if the recipient is not continuously employed by us through April 16, 2018. Accelerated vesting of the award is limited to a "double trigger" scenario (i.e., a change of control of our company and a termination of employment by the individual with good reason or by us or our acquiror without cause). In addition, amounts received or that may be received under the fiscal 2015 equity compensation program are subject to a clawback provision in the event of certain material restatements of our financial statements.

        In light of the cash long-term incentive compensation approved for Mr. Beaumont during fiscal 2014 in anticipation of his pending retirement and the Incentive and Settlement Agreement approved for Mr. Maidment tied to a successful sale of our former Ben Sherman Group, all of which are described under "—Other Special Incentives," our compensation committee did not approve equity awards to either Mr. Beaumont or Mr. Maidment in respect of fiscal 2015.

  Other Special Incentives

  Mr. Beaumont

        In order to encourage the retention of Mr. Beaumont, the now retired CEO of our Lilly Pulitzer Group, and ensure an orderly transition, our compensation committee approved two special cash long-term incentive opportunities for him during fiscal 2014.

        Specifically, the compensation committee approved a cash long-term incentive compensation award based on Lilly Pulitzer's cumulative PBT performance over a seven-quarter performance period from the second quarter of fiscal 2014 through the fourth quarter of fiscal 2015. At the end of the performance period, the plan provided that Mr. Beaumont would be entitled to a one-time payout of up to $3 million at maximum PBT performance over the performance period, with a target payout of $1 million and a target PBT goal which we considered to be robust. Based on the actual performance of our Lilly Pulitzer Group over the applicable performance period, the maximum $3 million payout was paid to Mr. Beaumont in April 2016. In addition, our compensation committee approved a special succession planning bonus with a one-time payout of $750,000, which was also paid to Mr. Beaumont in April 2016 based on the successful implementation of an approved succession and transition plan.

        Our compensation committee believed these award opportunities were appropriate as an effective retention incentive that took into consideration the conclusion of Mr. Beaumont's employment and earnout agreements during fiscal 2014 (both of which were entered into in connection with our 2010 acquisition of the Lilly Pulitzer Group operations) and in order to ensure a smooth transition with any future management succession.

  Mr. Maidment

        In connection with our pursuit of a sale of our former Ben Sherman Group during fiscal 2015, which we publicly announced in March 2015, our compensation committee approved us entering into a special Incentive and Settlement Agreement with Mr. Maidment, then the CEO of our Ben Sherman Group. The aggregate amount payable to Mr. Maidment pursuant to this agreement was £535,500 (or $813,960) (inclusive of reimbursement of out-of-pocket legal fees incurred by Mr. Maidment in connection with entering into this agreement), with the specific amount to be received by him tied to, among other things, the successful sale of our Ben Sherman Group, certain amounts subject to Mr. Maidment's continued employment with Ben Sherman following the transaction to support transition efforts (if desired by the acquiror), and certain amounts taking into consideration other factors such as the financial performance of our former Ben Sherman Group through the closing date of a sale transaction. The aggregate amount payable under Mr. Maidment's Incentive and Settlement Agreement was based, in part, on the cash incentive opportunity and previously unvested equity awards he would forfeit immediately upon the closing of a transaction. Our compensation committee believed that this agreement was appropriate and customary as a retention incentive to facilitate a smooth transaction process and to further align the interests of our company and our shareholders with that of potential acquirors. In connection with the sale transaction, the aggregate £535,500 (or $813,960) was paid to Mr. Maidment.

        In addition, following the conclusion of our sale of our former Ben Sherman Group, Mr. Maidment resigned from his position as CEO of our former Ben Sherman Group. Subsequent to his departure from Ben Sherman, we engaged Mr. Maidment for a six month term to provide consulting services with respect to, among other things, providing insight into various lifestyle brands.

  Other Benefit Plans and Perquisites

        Retirement Savings Plan.    During fiscal 2015, we provided retirement benefits to our eligible employees, including our NEOs based in the United States, under the terms of our tax-qualified retirement savings plan (which we also refer to as our "401(k) plan"). Our 401(k) plan is intended to promote retirement savings by providing employees with an opportunity to save in a tax-efficient manner. During calendar year 2015, we made matching contributions to participants who had achieved a minimum of one year of service under the plan of (1) 100% of the first 3% of the participant's compensation that is deferred and (2) 50% of the next 2% of the participant's compensation that was deferred.

        Our company contributions under the 401(k) plan are subject to limitations prescribed by the Internal Revenue Code. Our company contributions to the 401(k) plan vest immediately. Our eligible NEOs are permitted to make contributions to the plan solely from pre-tax compensation and participate in our 401(k) plan on the same terms as other "highly compensated employees" (determined under applicable Internal Revenue Service guidelines) of our company. During fiscal 2015, Messrs. Chubb, Grassmyer, Beaumont and Campbell participated in our 401(k) plan. Company contributions for each NEO during fiscal 2015 under our 401(k) plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2015." Mr. Maidment, as a U.K.-based executive officer, was not eligible to participate in our 401(k) plan.

        Non-Qualified Deferred Compensation Plan.    We offer a Non-Qualified Deferred Compensation Plan, which we refer to as the "Deferred Compensation Plan," to certain highly compensated employees based in the United States, including our U.S.-based NEOs (other than Mr. Beaumont, who was an employee of our Lilly Pulitzer Group, which does not currently participate in our Deferred Compensation Plan). Under the Deferred Compensation Plan, a participant may defer up to 50% of base salary and up to 100% of an annual performance-based cash incentive award. The eligible NEOs participate in the Deferred Compensation Plan on the same terms as our other eligible, participating employees. During fiscal 2015, Messrs. Chubb, Grassmyer, Campbell and Pillow participated in the Deferred Compensation Plan. Mr. Maidment, as a U.K.-based executive officer, was not eligible to participate in our Deferred Compensation Plan.

        All deferral elections are irrevocable except in the case of a hardship. In respect of calendar year 2015, we made a contribution to each participant's account of (1) 4% of the amount that a participant's compensation during the calendar year exceeded the 401(k) compensation limit for the calendar year (which for calendar year 2015 was $265,000), and (2) 4% of any compensation that is excluded from receiving a company match in the 401(k) plan due to participation in the Deferred Compensation Plan, provided in each case that the participant elects under the Deferred Compensation Plan to defer at least 1% of his or her base salary following enrollment in the Deferred Compensation Plan. Company contributions for each NEO during fiscal 2015 under our Deferred Compensation Plan are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2015."

        The Deferred Compensation Plan is intended to offer our highly compensated employees, including our eligible NEOs, a tax-efficient method for accumulating retirement savings, as well as to provide an opportunity for our executives to accumulate savings in a tax-efficient manner for significant expenses while continuing in service. The Deferred Compensation Plan constitutes an unfunded, non-qualified deferred compensation plan, and participants' account balances are subject to the claims of our company's creditors. In the event that our company becomes insolvent, participants in the Deferred Compensation Plan would be unsecured general creditors with respect to their account balances, which we believe further aligns the interests of our participating NEOs with the long-term interests of our shareholders.

        Because none of our NEOs received above-market, fixed rates of return under the Deferred Compensation Plan, earnings under the plan are not included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2015." Earnings and related activity under the Deferred Compensation Plan by our NEOs during fiscal 2015 are described below under "—Compensation Tables—Fiscal 2015 Non-Qualified Deferred Compensation."

        Ben Sherman Group Personal Pension Scheme.    Our former Ben Sherman Group established a group personal pension scheme registered with Her Majesty's Revenue and Customs (HMRC). Participation in the plan was limited to management staff and certain other executives of our former Ben Sherman Group who are resident in the United Kingdom. Under the terms of Mr. Maidment's prior employment contract, our Ben Sherman Group contributed an amount equal to 5% of Mr. Maidment's base salary to his pension scheme account (which was the customary contribution rate for other participants of our former Ben Sherman Group).

        Executive Medical Insurance Plans.    During calendar year 2015, certain key employees based in the United States, including Messrs. Chubb, Grassmyer and Campbell, were eligible to receive reimbursement of qualified medical expenses in an amount up to $100,000 per year with a limit of $10,000 per occurrence. Our executive medical insurance plan reimburses eligible executives for reasonable, medically necessary expenses that are not covered under a base medical plan. Our executive medical insurance also provides for a $100,000 accidental death and dismemberment benefit that will pay an eligible executive officer's beneficiary the lump sum amount in the event of death as a result of a covered accident. Starting with calendar year 2016, the executive medical insurance was procured through a third party insurer providing substantially the same benefits as were in effect during calendar year 2015. In addition, pursuant to the terms of Mr. Beaumont's employment agreement when we acquired the Lilly Pulitzer brand and operations in 2010, we agreed to pay the health, dental, life and long-term disability insurance premiums for Mr. Beaumont and his dependents on his behalf.

        Our former Ben Sherman Group maintained a private medical insurance plan for management staff and certain other executives, which Mr. Maidment participated in during fiscal 2015. The medical plan was a "top-up" plan providing access to private healthcare facilities for certain illnesses and surgical procedures.

        Company contributions for each NEO during fiscal 2015 under our executive medical insurance plan or the Ben Sherman Group private medical insurance plan (for the period during which we owned the Ben Sherman Group), as applicable, and the payment of premiums for Mr. Beaumont and his dependents are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2015."

        Income Protection Scheme.    Our former Ben Sherman Group maintained an income protection scheme insured by a third party that is available to individuals participating in the group's pension scheme. The income protection scheme provides eligible employees with a benefit of 100% of the employee's base salary in the event of long-term illness or disability which results in incapacity for work. Mr. Maidment was a participant in this health insurance scheme. Company contributions to Mr. Maidment during fiscal 2015 under this health insurance scheme, for the period during which we owned the Ben Sherman Group, are included in the table below under "—Compensation Tables—Summary Compensation Table for Fiscal 2015."

        Car Allowance.    Consistent with the terms set forth in Mr. Maidment's prior employment agreement, Mr. Maidment was entitled to a car allowance of £8,000 (or $12,160) per year, which he received as cash compensation in monthly installments in respect of the use of his own personal vehicle.

        Other Benefits.    In addition to some of the other compensation policies discussed above, our NEOs are generally eligible to participate in and receive the same health, life insurance and disability benefits, and to participate in certain other benefit plans available to our employees generally, subject to distinctions in our plans that are applicable to employees of our subsidiaries and/or are based on residency requirements.

        Merchandise Discounts.    From time to time, our NEOs receive discounts on merchandise purchased directly from our distribution centers or through our direct to consumer channels, as well as complimentary meals at our Tommy Bahama restaurants. Certain of these discounts and benefits are offered to other designated employees from time to time. We offer these discounts and benefits because they represent common practice in our industry.

  Written Arrangements

        Subject to the effect of local labor laws, all of our employees are terminable at our discretion. We do not currently have a written employment agreement with any of our continuing NEOs. However, certain of the terms of Mr. Beaumont's employment with our Lilly Pulitzer Group, such as our payment of the health, dental, life and long-term disability insurance premiums for Mr. Beaumont and his dependents, continued throughout fiscal 2015 consistent with the terms of an employment agreement we entered into with Mr. Beaumont in connection with our acquisition of the Lilly Pulitzer brand and operations in December 2010. The term of that employment agreement expired on January 31, 2015.

  Clawback Policy

        In March 2015, we adopted a recoupment or "clawback" policy in order to further align the interests of our executive officers with the interests of our shareholders and strengthen the link between total compensation and our performance. Under this policy, we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during the three-year period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.

        Under the policy, the amount to be recovered will be determined by the compensation committee taking into account such considerations as it deems appropriate, including the overpayment relative to the incentive based-compensation that would have been paid to the employee if the financial statements had been as presented in the restatement. Incentive-based compensation is defined broadly to include bonuses, awards or grants of cash or equity under any of our short or long-term incentive compensation or bonus plans, including but not limited to the LTIP and the EPIP, in each instance where the bonuses, awards or grants are based in whole or in part on the achievement of financial results. The policy gives the compensation committee discretion to interpret and apply the policy.

  Stock Ownership and Retention Guidelines; Anti-Pledging/Hedging Policy

        Our Board has established stock ownership guidelines for our executive officers, including the NEOs. The ownership guidelines specify a target number of shares of our common stock that our executive officers are expected to accumulate and hold within five years of appointment to the applicable position. Pursuant to these guidelines, each of our executive officers is expected to own or acquire shares of our common stock having a fair market value of a multiple of his or her base salary as follows: Chief Executive Officer—4.0x; President—2.5x; Executive Vice Presidents—2.0x; and All Other Executive Officers—1.5x.

        Our Corporate Governance Guidelines also provide for a retention guideline, or holding period, of one year for stock acquired upon the exercise of options or lapse of restrictions on restricted stock (net of funds reasonably expected to be necessary to satisfy applicable taxes and/or pay the exercise price of stock options) that applies to our executive officers, including our NEOs.

        Pursuant to our Corporate Governance Guidelines and our insider trading policy, our directors and executive officers, including our NEOs, are prohibited from hedging the economic risk of ownership of our company's stock, including through the use of puts, calls, equity swaps or other derivative securities or from entering into any pledge arrangements that use our company's stock as collateral for a loan or other purposes.

  Tax Deductibility Considerations

        It is the responsibility of our compensation committee to address the issues raised by Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of certain NEOs that exceeds $1,000,000 during any year. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our EPIP and LTIP are structured to permit certain awards to qualify as performance-based compensation to maximize the tax deductibility of such awards. Our compensation committee, as it deems appropriate, uses and intends to use performance-based compensation to limit the amount of compensation paid by us that would not be eligible for deductibility. However, our compensation committee believes that we must be able to attract, retain and reward the executive leadership necessary to develop and execute our strategic plans and that the loss of a tax deduction may be necessary and appropriate in some circumstances. Accordingly, our compensation committee may exercise its discretion to award compensation in excess of the Section 162(m) limits as it deems necessary or appropriate.

Compensation Tables

  Summary Compensation Table for Fiscal 2015

        The table below shows the compensation for each of our NEOs for the applicable fiscal years:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas C. Chubb III	2015	796,154	—	605,061	883,200	86,978	2,371,393
Chairman, Chief Executive	2014	767,308	—	1,067,430	614,575	52,232	2,501,544
Officer and President	2013	725,000	—	544,800	167,475	69,107	1,506,382
K. Scott Grassmyer	2015	381,154	—	213,379	212,520	44,291	851,344
Executive Vice President-Finance,	2014	354,615	—	414,460	142,740	29,122	940,937
Chief Financial Officer	2013	320,000	—	272,400	37,538	42,200	672,138
and Controller
Scott A. Beaumont	2015	592,308	—	—	3,525,000	18,457	4,135,765
Retired CEO, Lilly Pulitzer Group	2014	540,192	—	—	481,250	20,879	1,042,321
	2013	490,385	—	—	53,500	18,275	562,160
Thomas E. Campbell	2015	381,154	—	213,379	212,520	54,395	861,448
Executive Vice President-Law and	2014	354,615	—	414,460	142,740	23,299	935,115
Administration, General Counsel	2013	320,000	—	272,400	37,538	28,226	658,164
and Secretary
Mark Maidment(4)	2015	149,551	813,960	—	—	95,177	1,058,688
Former CEO, Ben Sherman Group
Terry R. Pillow	2015	871,152	—	423,835	—	53,097	1,348,084
Retired CEO, Tommy Bahama Group	2014	845,190	—	825,010	214,710	37,205	1,922,115
	2013	800,199	—	544,800	54,450	71,261	1,470,710

(1)
The values for stock awards in this column represent the grant date fair value of performance-based equity incentive compensation awards approved in fiscal 2015, fiscal 2014 and fiscal 2013, computed in accordance with FASB ASC Topic 718; however, pursuant to SEC regulations, no reduction has been applied for estimated forfeitures. Awards with performance conditions are computed based on the probable outcome of the performance conditions as of the grant date for the award. Information about the assumptions used to value these awards can be found under the captions "Equity Compensation" and "Long-Term Stock Incentive Plan" in Notes 1 and 7, respectively, in our Fiscal 2015 Annual Report on Form 10-K. For fiscal 2013, the performance conditions under these stock awards were not met and ultimately no amounts were received by our NEOs.

Assuming the maximum level of performance conditions was met for the performance-based restricted share awards during fiscal 2015, the grant date fair value of these awards for our NEOs would be as follows: Mr. Chubb—$1,058,886; Mr. Grassmyer—$373,442; Mr. Campbell—$373,442; and Mr. Pillow—$741,740.

(2)
Amounts reported under "Non-Equity Incentive Plan Compensation" reflect cash incentive awards earned by each of our NEOs in respect of company and/or operating group performance during the applicable fiscal year under our EPIP, as described above under "—Compensation Discussion and Analysis—Short-Term Incentive Compensation" and, with respect to Mr. Beaumont, as described above under "—Compensation Discussion and Analysis—Other Special Incentives."

(3)
Amounts reported under "All Other Compensation" for fiscal 2015 reflect the following amounts:

Name	Company Paid Life Insurance ($)	Executive Health Insurance ($)	Company Contributions to Defined Contribution Plans ($)	Company Contributions to Non-Qualified Deferred Compensation Plan ($)	Car Allowance	Dividends on Unvested Stock Awards ($)	Post- Employment Consulting Arrangements
Thomas C. Chubb III	365	8,918	9,507	47,644	—	20,545	—
K. Scott Grassmyer	—	14,967	10,129	11,111	—	8,084	—
Scott A. Beaumont	—	3,642	10,718	—	—	4,097	—
Thomas E. Campbell	—	25,178	10,022	11,111	—	8,084	—
Mark Maidment	614	1,663	7,478	—	5,622	—	79,800
Terry R. Pillow	163	—	—	33,406	—	19,528	—

      In addition, our NEOs, from time to time, receive discounts on merchandise purchased directly from our distribution centers or through our direct to consumer channels and may, from time to time, receive complimentary meals at our Tommy Bahama restaurants or allowances for apparel merchandise. We do not believe that the aggregate incremental cost to us of these discounts and benefits exceeds $10,000 for any of our NEOs and are excluded from this table.

(4)
Compensation paid to Mr. Maidment is denominated in pounds sterling; the compensation paid to Mr. Maidment has been restated to U.S. dollars based on an exchange rate of pounds sterling 1.00 = U.S. $1.52, which represents the average month-end exchange rate during fiscal 2015 that was used for fiscal 2015 financial reporting purposes.

  Grants of Plan-Based Awards in Fiscal 2015

        The following table presents information for fiscal 2015 regarding equity awards granted under our LTIP and possible cash awards that could have been earned for fiscal 2015 performance under our EPIP or other special cash long-term incentive opportunities.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
	Grant Date
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas C. Chubb III		200,000	800,000	1,400,000
	3/19/15				2,588	10,350	18,113	605,061
K. Scott Grassmyer		48,125	192,500	336,875
	3/19/15				913	3,650	6,388	213,379
Scott A. Beaumont		75,000	300,000	525,000
Thomas E. Campbell		48,125	192,500	336,875
	3/19/15				913	3,650	6,388	213,379
Terry R. Pillow		131,250	525,000	918,750
	3/19/15				1,813	7,250	12,688	423,835

(1)
Reflects potential cash incentive awards in respect of company and/or operating group performance during fiscal 2015 under the EPIP, which is described above under "—Compensation Discussion and Analysis—Short-Term Incentive Compensation."

(2)
Reflects potential restricted stock awards in respect of our performance during fiscal 2015 under the LTIP, which is described above under "—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation."

(3)
The values for stock awards in this column are computed in accordance with FASB ASC Topic 718. For awards with performance conditions, the grant date fair value assumes achievement at target performance. Pursuant to SEC regulations, no reduction has been applied for estimated forfeitures.

  Outstanding Equity Awards at Fiscal 2015 Year-End

        The following table provides information with respect to unvested equity awards held by our NEOs as of January 30, 2016. Our NEOs did not hold any unexercised stock options at the end of fiscal 2015.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Thomas C. Chubb III	31,319	2,187,945
K. Scott Grassmyer	11,884	830,216
Scott A. Beaumont	4,097	286,216
Thomas E. Campbell	11,884	830,216
Terry R. Pillow	27,075	1,891,460

(1)
The unvested equity awards held by our NEOs at the end of fiscal 2015 consist of performance-based restricted share units awarded in respect of fiscal 2012 performance, service-based restricted shares granted in March 2014, performance-based restricted shares awarded in March 2015 in respect of fiscal 2014 performance, and performance-based restricted shares awarded in March 2016 in respect of actual fiscal 2015 performance (all which are subject to additional service requirements prior to vesting) as follows:

Name	Fiscal 2012 RSUs	Vesting Date for Fiscal 2012 RSUs	Fiscal 2014 Service-Based Restricted Shares	Fiscal 2014 Performance- Based Restricted Shares	Vesting Date for Fiscal 2014 Service-Based and Performance- Based Restricted Shares	Fiscal 2015 Performance- Based Restricted Shares	Vesting Date for Fiscal 2015 Performance- Based Restricted Shares
Thomas C. Chubb III	6,553	March 31, 2016	3,300	10,692	April 14, 2017	10,774	April 16, 2018
K. Scott Grassmyer	2,663	March 31, 2016	1,650	3,771	April 14, 2017	3,800	April 16, 2018
Scott A. Beaumont	4,097	March 31, 2016	—	—	—	—	—
Thomas E. Campbell	2,663	March 31, 2016	1,650	3,771	April 14, 2017	3,800	April 16, 2018
Terry R. Pillow	8,738	March 31, 2016	3,300	7,490	April 14, 2017	7,547	April 16, 2018
(2)
The market value of stock awards reported is computed by multiplying the number of shares of stock that have not vested by $69.86, the per-share closing price of our common stock on January 30, 2016.

  Option Exercises and Stock Vested During Fiscal 2015

        There were no stock options exercised or restricted shares that vested for any of our NEOs during fiscal 2015.

  Fiscal 2015 Non-Qualified Deferred Compensation

        The following table shows the activity under our Deferred Compensation Plan for each of our NEOs during fiscal 2015.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Thomas C. Chubb III	16,274	47,644	3,962	9,364	286,186
K. Scott Grassmyer	18,157	11,111	(15,140)	—	254,814
Scott A. Beaumont	—	—	—	—	—
Thomas E. Campbell	22,038	11,111	(44,494)	13,292	615,614
Terry R. Pillow	8,833	33,406	1,262	—	352,041

(1)
The amounts reported in this column are also included in the "Salary" column or the "Non-Equity Incentive Plan Compensation" column for fiscal 2015 in the Summary Compensation Table above.

(2)
The amounts reported in this column are also included in the "All Other Compensation" column for fiscal 2015 in the Summary Compensation Table above.

(3)
Represent in-service distributions received in accordance with the terms of our Deferred Compensation Plan.

(4)
Reflects balances as of January 30, 2016.

(5)
The amounts reported in this column include amounts that are also reported as salary, non-equity incentive plan awards or all other compensation in the Summary Compensation Table above in fiscal 2015 and in prior years as follows:

Name	Amount Included in Both Non-Qualified Deferred Compensation Table and Summary Compensation Table ($)	Amount Included in Both Non-Qualified Deferred Compensation Table and Previously Reported in Prior Years' Summary Compensation Table ($)	Total Amounts Included in Both Non-Qualified Deferred Compensation Table and Current Year or Prior Years' Summary Compensation Table ($)
Thomas C. Chubb III	63,918	308,249	372,167
K. Scott Grassmyer	29,268	111,836	141,104
Scott A. Beaumont	—	—	—
Thomas E. Campbell	33,149	291,966	325,115
Terry R. Pillow	42,240	314,681	356,921

        Under the Deferred Compensation Plan, participants may elect to have contributions during a given calendar year distributed as either:

  •
  in-service distributions starting at least two years following the year of the applicable contributions in a single sum or in annual installment payments over a period of up to five years; or

  •
  following a deemed retirement (which occurs when a participant reaches age 55 with at least five years of service) generally in a single sum or in annual installment payments over a period of up to 15 years.

        Distribution of account balances in a single sum is automatically made on termination for reasons other than a deemed retirement. Participants elect to invest their account balances among a variety of investment options in an array of asset classes, and earnings are based on the equivalent returns from the elected investment options. Accounts are 100% vested at all times.

Potential Payments on Termination or Change of Control

  LTIP Awards

        The fiscal 2015 equity awards, described under "—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation" above (as well as our fiscal 2012 and fiscal 2014 equity awards outstanding as of January 30, 2016), provide for "double trigger" vesting, meaning that the awards require a change of control of our company and a termination of the individual's employment either by the individual for good reason or us or our acquiror without cause (which we refer to as a "change of control termination") to accelerate vesting.

        The following table summarizes the value of the shares of our common stock that would be realized by each NEO if a change of control termination had occurred on January 30, 2016 (which for this purpose assumes that the change of control of our company occurred prior to the end of fiscal 2015):

Name	Fiscal 2012 RSUs That Would Vest upon a Change of Control Termination (#)	Fiscal 2014 Performance-Based Equity Awards That Would Vest upon a Change of Control Termination (#)	Fiscal 2014 Service-Based Restricted Shares That Would Vest upon a Change of Control Termination (#)	Fiscal 2015 Performance-Based Equity Awards That Would Vest upon a Change of Control Termination (#)(1)	Value Realized on Vesting Following a Change of Control Termination ($)(2)
Thomas C. Chubb III	6,553	10,692	3,300	10,774	2,187,945
K. Scott Grassmyer	2,663	3,771	1,650	3,800	830,216
Scott A. Beaumont	4,097	—	—	—	286,216
Thomas E. Campbell	2,663	3,771	1,650	3,800	830,216
Terry R. Pillow	8,738	7,490	3,300	7,547	1,891,460

(1)
Pursuant to the terms of the fiscal 2015 program, if a change of control termination takes place where the change of control occurs prior to the end of fiscal 2015, the individual recipients would be entitled to receive the greater of (a) the number of shares of our common stock attributable to the recipient's target number of restricted shares pursuant to the program or (b) the actual number of restricted shares certified by our compensation committee as having been earned. Accordingly, the table assumes the actual number of restricted shares certified by our compensation committee as having been earned would vest.

(2)
The value is computed by multiplying the number of shares that would vest by $69.86, the per-share closing market price of our common stock on January 30, 2016.

  Other Potential Post-Employment Payments

        Executive Medical Insurance Plan; Other Benefit and Welfare Plans.    Upon termination of employment, our NEOs are not eligible to continue participation under the Executive Medical Plan and our other benefit and welfare plans (subject to rights to participate in continuation coverage).

        General.    We did not have any other arrangement, policy or plan that would provide payments or benefits to any of our NEOs as a result of a termination of any kind, including following a change of control, other than benefits payable to salaried employees of our company on a non-discriminatory basis.

NOMINATING, COMPENSATION & GOVERNANCE COMMITTEE REPORT

        In fulfilling its responsibilities, the Nominating, Compensation & Governance Committee reviewed and discussed with management the Company's Compensation Discussion and Analysis. Based on such review and discussions, the Nominating, Compensation & Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Fiscal 2015 Annual Report on Form 10-K.

Respectfully submitted,

Clarence H. Smith, Chairman
Helen Ballard
Dennis M. Love

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Helen Ballard, Dennis M. Love, Clarence H. Smith, and E. Jenner Wood III served on our NC&G Committee during fiscal 2015. None of them are current officers or employees of our company or any subsidiary, none of them are former officers of our company or any subsidiary and none of them has any other relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K, except for Mr. Wood, who served on our NC&G Committee for only a short duration during fiscal 2015 and is employed by SunTrust Banks, Inc., as further described below under "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board or Executive Committee reviews all transactions that are disclosable under Item 404(a) of Regulation S-K. To help identify these related party transactions, our Legal Department maintains a list of companies and other persons with whom each director and executive officer has a potentially disclosable relationship and each director and executive officer annually completes a questionnaire that requires the disclosure of any transaction or relationship that the individual, or any member of his or her immediate family, has or will have with our company. Our Legal Department, with the assistance of other members of senior management, also reviews contemplated transactions to consider whether one of our directors or executive officers, or a company with which one of our directors or executive officers is affiliated, proposes to engage in a transaction that our Board should review.

        Our Board or Executive Committee will only approve related party transactions that are in, or not inconsistent with, the best interests of our company and our shareholders. In determining whether to approve or reject a related party transaction, our Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to our company.

  SunTrust; Mr. Wood

        Mr. E. Jenner Wood III, one of our directors, is Corporate Executive Vice President of SunTrust Banks, Inc. An affiliate of SunTrust acted as lead arranger and bookrunner in connection with our syndicated, revolving credit facility, and certain other subsidiaries of SunTrust act as agent and lender and provide other services under this facility. In addition, during fiscal 2015, we engaged an affiliate of SunTrust to provide us certain financial advisory services for which we paid SunTrust an aggregate of $50,000 and expect no further payments under such arrangement. The loan under our credit facility was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectibility or present other unfavorable features. Our aggregate payments to SunTrust, including in respect of the foregoing financial advisory services, were approximately $600,000 during fiscal 2015, and these payments represented an immaterial percentage of the Company's and SunTrust's revenues in 2015. Mr. Wood does not personally participate in or benefit from any aspect of our relationship with SunTrust.

AUDIT-RELATED MATTERS

Report of the Audit Committee

        The Audit Committee, which operates under a written charter adopted by the Board of Directors of Oxford Industries, Inc., is composed of independent directors and oversees, on behalf of the Board of Directors, the Company's financial reporting process and system of internal control over financial reporting.

        In fulfilling its responsibilities, the Audit Committee has:

  •
  reviewed and discussed with management the audited financial statements included in the Company's Fiscal 2015 Annual Report on Form 10-K;

  •
  discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by the AICPA Professional Standards, Vol. 1 AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the fiscal 2015 financial statements;

  •
  received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence and discussed with Ernst & Young LLP its independence; and

  •
  based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company's Fiscal 2015 Annual Report on Form 10-K.

Respectfully Submitted,

George C. Guynn, Chairman
Thomas C. Gallagher
John R. Holder
Clyde C. Tuggle

Fees Paid to Independent Registered Public Accounting Firm

        The following table summarizes certain fees that we paid in respect of each of fiscal 2015 and fiscal 2014 to Ernst & Young LLP, our independent registered public accounting firm, for professional services:

Fee Category	Fiscal 2015 ($)	Fiscal 2014 ($)
Audit fees	1,370,124	1,321,958
Audit-related fees	1,915	10,135
Tax fees	84,455	85,525
All other fees	—	—

Total fees	1,456,494	1,417,618

        Audit Fees.    "Audit fees" are fees for the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements included in Forms 10-Q filed with the SEC, statutory audits of subsidiaries and services provided in connection with statutory and regulatory filings.

        Audit-Related Fees.    "Audit-related fees" are fees for audit-related services such as services related to assistance with implementation of recently adopted rules and regulations, compliance with rules and regulations applicable to accounting matters and audits performed pursuant to certain lease agreements.

        Tax Fees.    "Tax fees" are fees for tax compliance, planning and advisory services, including fees associated with tax planning and related advisory services associated with business acquisitions.

        The Audit Committee considered the effects that the provision of the services described above under the subheadings "Audit-related fees" and "Tax fees" may have on the auditors' independence and has determined that such independence has been maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Our Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Unless a service to be provided by our independent registered public accounting firm has received general pre-approval under the policy, it requires specific pre-approval by our Audit Committee or the chair of our Audit Committee before the commencement of the service. The pre-approval policy is detailed as to the particular services to be provided, and our Audit Committee is to be informed about each service provided.

        Specific pre-approval is required for significant recurring annual engagements, such as engagements for the required annual audit and quarterly reviews (including the audit of internal control over financial reporting) and statutory or employee benefit plan audits. Any individual engagement with an estimated cost of more than $75,000 must be specifically pre-approved before the commencement of the engagement, even if the service in question has received general pre-approval. In addition, further Audit Committee pre-approval is required if the aggregate fees for such engagements would exceed $200,000. At each Audit Committee meeting, the entire Audit Committee reviews services performed since the prior meeting pursuant to the general pre-approvals granted under the policy, as well as services, if any, pre-approved by the chair of our Audit Committee.

        The nature and dollar value of services performed under the general pre-approval guidelines are reviewed with our Audit Committee on at least an annual basis. All of the fees detailed above paid to Ernst & Young LLP for fiscal 2015 and fiscal 2014 were pre-approved (either specifically or pursuant to the general pre-approvals granted under the policy) by our Audit Committee.

COMMON STOCK OWNERSHIP BY MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Management

        The table below sets forth certain information, as of April 15, 2016 (except as noted), regarding the beneficial ownership of shares of our common stock by our directors and director nominee; our NEOs; and our directors, director nominee and executive officers as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. Unless otherwise indicated, the address for each shareholder on this table is c/o Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309.

	Beneficial Ownership of Common Stock
Name	Number of Shares(1)		Percent of Class(1)
Helen Ballard	7,583		*
Scott A. Beaumont	4,902	(a)	*
Thomas E. Campbell	37,612		*
Thomas C. Chubb III	97,551		*
Thomas C. Gallagher	9,368		*
K. Scott Grassmyer	34,430		*
George C. Guynn	10,536		*
Virginia A. Hepner	1,000		*
John R. Holder	15,981		*
J. Reese Lanier	214,495	(b)	1.28
Dennis M. Love	14,812		*
Mark Maidment	0	(c)	*
Terry R. Pillow	34,933	(d)	*
Clarence H. Smith	11,915		*
Clyde C. Tuggle	3,992		*
E. Jenner Wood III	12,515		*
All directors and executive officers as a group (16 persons)	532,071	(e)(f)	3.18

*
Less than 1%

(1)
Calculations based on an aggregate of 16,755,551 shares of our common stock outstanding as of the close of business on April 15, 2016. The number of shares and percentage of the class beneficially owned excludes unvested restricted share units awarded to our executive officers for which the individual does not have any voting rights but does include unvested restricted shares for which the individual has voting rights as of the close of business on April 15, 2016. The unvested restricted share units and restricted shares held by our NEOs are disclosed above under "Executive Compensation—Compensation Tables—Outstanding Equity Awards at Fiscal 2015 Year-End."

(a)
Mr. Beaumont served as an executive officer of our company until the conclusion of fiscal 2015 and continued to serve as CEO of our Lilly Pulitzer Group until April 1, 2016, when he retired. Section 16(a) of the Exchange Act requires that our executive officers, among others, file with the SEC certain reports with respect to such person's beneficial ownership of our equity securities. Mr. Beaumont's obligation to file such reports pursuant to Section 16(a) of the Exchange Act generally terminated on January 30, 2016. Information regarding Mr. Beaumont's beneficial ownership of shares of our common stock is based on information filed by Mr. Beaumont with the SEC through January 30, 2016, as well as additional information known to our company with respect to the vesting of outstanding restricted stock units on March 31, 2016.

(b)
Consists of 126,096 shares held individually by Mr. J. Reese Lanier, 51,899 shares held by a charitable foundation of which Mr. Lanier is a trustee, 36,000 shares held in a charitable remainder trust of which Mr. Lanier acts as trustee, and 500 shares held by Mr. Lanier's wife. Mr. Lanier disclaims beneficial ownership of the reported shares held by the charitable foundation and by his wife, and except to the extent of his pecuniary interest therein, disclaims beneficial ownership of the reported shares held by the charitable remainder trust.

(c)
Mr. Maidment served as CEO of our Ben Sherman Group until July 17, 2015, when his employment with our company ended in connection with our sale of substantially all of the assets and operations of our former Ben Sherman Group. Section 16(a) of the Exchange Act requires that our executive officers, among others, file with the SEC certain reports with respect to such person's beneficial ownership of our equity securities. Accordingly, Mr. Maidment's obligation to file such reports pursuant to Section 16(a) of the Exchange Act generally terminated on July 17, 2015. Information regarding Mr. Maidment's beneficial ownership of shares of our common stock is based on information known to our company as of July 17, 2015.

(d)
Mr. Pillow served as an executive officer of our company until the conclusion of fiscal 2015 when he retired as CEO of our Tommy Bahama Group. Section 16(a) of the Exchange Act requires that our executive officers, among others, file with the SEC certain reports with respect to such person's beneficial ownership of our equity securities. Mr. Pillow's obligation to file such reports pursuant to Section 16(a) of the Exchange Act generally terminated on January 30, 2016. Information regarding Mr. Pillow's beneficial ownership of shares of our common stock is based on information filed by Mr. Pillow with the SEC through January 30, 2016, as well as additional information known to our company with respect to the vesting of outstanding restricted stock units on March 31, 2016.

(e)
The number of shares and percentage of the class beneficially owned by all directors and executive officers as a group exclude shares beneficially owned by Messrs. Beaumont, Maidment and Pillow because they were not executive officers of our company on April 15, 2016.

(f)
Of this amount, the executive officers not listed by name hold an aggregate of 61,281 shares.

Certain Beneficial Owners

        The table below sets forth certain information, as of April 15, 2016 (except as noted), regarding the beneficial ownership of shares of our common stock by owners of 5% or more of our common stock. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them.

	Beneficial Ownership of Common Stock
Name	Number of Shares(1)		Percent of Class(1)
BlackRock, Inc.	1,449,203	(a)	8.65
J. Hicks Lanier	1,208,638	(b)	7.21
The Vanguard Group	1,139,959	(c)	6.80

(1)
Calculations based on an aggregate of 16,755,551 shares of our common stock outstanding as of the close of business on April 15, 2016.

(a)
The shares reported are held by BlackRock, Inc. ("BlackRock") in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. As reported by BlackRock, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares. BlackRock reported sole voting power over 1,406,733 of the reported shares and sole dispositive power over all of the reported shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022. This information was as of December 31, 2015 and was obtained from a Schedule 13G/A filed on January 27, 2016.

(b)
This information is based on correspondence with Mr. Lanier's financial advisors and those of a charitable trust of which he serves as trustee, and reflect ownership as of December 31, 2015.

(c)
The shares reported are held by The Vanguard Group ("Vanguard") in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act. Vanguard reported sole voting power over 32,058 of the reported shares, shared voting power over 1,300 of the reported shares, sole dispositive power over 1,107,501 of the reported shares and shared dispositive power over 32,458 of the reported shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. This information was as of December 31, 2015 and was obtained from a Schedule 13G/A filed on February 10, 2015.

        Under the SEC's rules, a person may be deemed to beneficially own securities in which he or she has no pecuniary interest. The information set forth above shall not be construed as an admission that any such person is, for purposes of Section 13(d) or 13(g) of the Exchange Act or otherwise, the beneficial owner of any securities disclosed above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our officers and directors, and persons who beneficially own more than 10% of our common stock, file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership and changes in ownership of our equity securities. Due to the complexity of the SEC's reporting rules, our Legal Department undertakes to file such reports on behalf of our directors and executive officers and has instituted procedures to assist them with these obligations. Based on a review of the company's records and other information, except as otherwise noted in our 2015 proxy statement in connection with our 2015 annual meeting of shareholders, we believe that all reports required by our directors and executive officers were filed on a timely basis in fiscal 2015.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information concerning our equity compensation plans as of January 30, 2016:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
Employee Stock Purchase Plan(2)	—		464,583
Long-Term Stock Incentive Plan	49,001	(3)	1,117,921
Equity compensation plans not approved by security holders	—		—
Total	49,001	(3)	1,582,504

(1)
As of January 30, 2016, we had no outstanding options, warrants or other rights with respect to shares of our common stock that require payment to us from the holder in exchange for the issuance of shares of our common stock. Accordingly, information relating to the exercise price of outstanding options, warrants and rights is not included in this table.

(2)
The number of securities to be issued under our ESPP is not determinable as of any date other than the last day of the applicable quarterly purchase period since the weighted average purchase price under our ESPP is not determinable as of any date other than the last day of the applicable quarterly purchase period.

(3)
Reflects the number of shares of our common stock that, as of January 30, 2016, were to be granted pursuant to restricted share units granted under our LTIP.

PROPOSALS FOR SHAREHOLDER CONSIDERATION

Proposal No. 1: Election of Directors

  Board of Directors

        In accordance with our articles of incorporation, our directors are divided into three classes that are as nearly equal in size as possible. Directors in each class are elected to three-year terms, with director classes serving staggered terms. A director holds office until the annual meeting of shareholders held in the year during which the director's term ends and until his or her successor is elected and qualified.

  Bylaws Relating to Retirement

        Pursuant to our bylaws, an individual becomes ineligible for election or appointment as a director: (1) for any employee director (i.e., someone who concurrently serves as an employee of our company and as a member of our Board), other than an individual who has at any time served as our Chief Executive Officer, following the end of our fiscal year during which such individual reaches the age of 65; and (2) for any other individual, following the end of our fiscal year during which such individual reaches the age of 72.

  Director Nominees

        Our Board currently consists of three Class I directors (Messrs. J. Reese Lanier, Dennis M. Love and Clyde C. Tuggle), three Class II directors (Messrs. Thomas C. Chubb III, John R. Holder, and Clarence H. Smith) and four Class III directors (Ms. Helen Ballard, Mr. Thomas C. Gallagher, Mr. George C. Guynn and Mr. E. Jenner Wood III).

        At our 2016 annual shareholders meeting, the terms of our Class III directors will expire. Mr. George C. Guynn is retiring from the Board effective at the conclusion of the annual meeting.

        Our Board, on the recommendation of our NC&G Committee, has nominated each of Ms. Helen Ballard, Mr. Thomas C. Gallagher, Ms. Virginia A. Hepner, and Mr. E. Jenner Wood III for election at our annual meeting as Class III directors, each to serve for a three year term expiring in 2019 and until his or her respective successor is elected and qualified.

        The terms of our Class I directors expire in 2017, and the terms of our Class II directors expire in 2018. Each of our Class I and Class II directors is expected to remain in office for the remainder of his or her respective term.

  Required Vote

        In an uncontested election at an annual meeting of shareholders, our bylaws require that each director be elected by a majority of the votes cast with respect to such director (number of shares voted "for" a director must exceed the number of votes cast "against" that director). In accordance with our bylaws, in order for a shareholder to have nominated a director for consideration at the 2016 annual shareholders meeting, we must have received the nomination not later than the close of business on March 19, 2016. We have not received a shareholder nomination for a director for consideration at the 2016 annual shareholders meeting. Accordingly, the election of directors at the 2016 annual shareholders meeting is an uncontested election.

        Under Georgia law, if, in an uncontested election at the annual meeting, a nominee who is already serving as a director is not elected, the director would continue to serve on our Board as a "holdover director." Under our bylaws, any holdover director who fails to be elected by a majority of the votes cast with respect to such director in an uncontested election must offer to tender his or her resignation to our Board. Our Board, in consultation with any of its committees so designated, would then determine whether to accept or reject the resignation, or whether other action should be taken. Under our bylaws, our Board is required to act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. Ms. Ballard, Mr. Gallagher, and Mr. Wood are currently serving on our Board.

        If a nominee who was not already serving as a director is not elected at the annual meeting, that nominee would not become a director and would not serve on our Board of Directors as a "holdover director." Ms. Hepner is not currently serving as a director. If Ms. Hepner fails to be elected by a majority of the votes cast, she would not be elected to our Board of Directors and there will be an additional vacancy on our Board of Directors; in that event, our Board of Directors may: (1) immediately fill the additional vacancy; (2) allow the vacancy to remain open until a suitable candidate is located and elected to serve on our Board of Directors; or (3) amend our bylaws to reduce the number of directors serving on our Board of Directors.

        Abstentions and broker non-votes will have no effect on the vote for the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Each nominee has consented to serve if elected, and our Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unwilling or unable to serve prior to the annual meeting, then at the recommendation of our Board: (1) proxies will be voted for a substitute nominee selected by or at the direction of our Board; (2) the vacancy created by the inability or unwillingness of a nominee to serve will remain open until filled by our Board; or (3) our bylaws may be amended to reduce the number of directors serving on our Board.

  Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF MS. HELEN BALLARD, MR. THOMAS C. GALLAGHER, MS. VIRGINIA A. HEPNER AND MR. E. JENNER WOOD III AS A CLASS III DIRECTOR.

Proposal No. 2: Approval of Selection of Independent Registered Public Accounting Firm

  Independent Registered Public Accounting Firm

        At the recommendation of our Audit Committee, our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2016. Ernst & Young LLP has served as our independent auditors since May 2002. As of the date of this proxy statement, we have engaged Ernst & Young LLP to review our financial statements for the first three quarters of fiscal 2016 but we have not formally engaged an independent registered public accounting firm to audit our financial statements for fiscal 2016.

        Our Board considers Ernst & Young LLP to be well qualified and recommends that our shareholders vote to approve their selection. Shareholder approval of the selection of our independent registered public accounting firm is not required by law; however, our Board considers the solicitation of shareholder approval to be in our company's and our shareholders' best interests. A representative of Ernst & Young LLP is expected to attend the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  Required Vote

        Approval of the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2016 requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. If at the annual meeting our shareholders do not approve the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016, our Board and Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for fiscal 2016 and/or future years.

  Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

Proposal No. 3: Advisory Vote to Approve Executive Compensation

  Executive Compensation

        We are asking shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This "say-on-pay" proposal gives our shareholders the opportunity to express their views on our executive compensation practices. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        As further described above under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to maintain a strong link between pay and performance for compensation paid to our named executive officers; align our named executive officers' interests with those of our shareholders by creating a strong focus on stock ownership; and ensure that we are able to attract and retain talented individuals who can deliver excellent business performance.

  Proposed Resolution

        We are asking our shareholders to vote on the following resolution at the annual meeting:

          RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

  Required Vote

        Approval of the say-on-pay resolution requires the affirmative vote of at least a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Because broker non-votes are counted as present at the annual meeting for quorum purposes but are not counted as entitled to vote on this proposal, they will have no effect on the vote on the resolution approving executive compensation. Abstentions will have the same effect as a vote against this proposal.

        The vote on this say-on-pay proposal is advisory, and therefore the results of this proposal are not binding on our company, our NC&G Committee or our Board. The results of this proposal will not overrule any decision made by our Board or NC&G Committee. Our Board and our NC&G Committee value the input of our shareholders and to the extent there is any significant vote against this say-on-pay proposal, we will consider our shareholders' concerns and our NC&G Committee will evaluate whether any actions, in fiscal 2016 or in subsequent years, are necessary to address those concerns.

  Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION APPROVING EXECUTIVE COMPENSATION.

Other Matters

        Our Board knows of no other matters that will be brought before the annual meeting, and our bylaws do not allow proposals to be presented at the annual meeting unless they were properly presented to us prior to March 19, 2016. However, if any other question that requires a vote is properly presented at the meeting, the persons named in the enclosed proxy as the proxy holders will vote on such matters as recommended by our Board or, if no recommendation is given, in their discretion to the extent permitted under applicable law.

        Approval of any other matter that properly comes before the annual meeting requires the affirmative vote of a majority of the outstanding shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal (except as otherwise provided in our articles of incorporation or bylaws or applicable law for actions that require a greater percentage of votes in favor of a proposal).

ADDITIONAL INFORMATION

Annual Report on Form 10-K

        We will provide without charge, at the written request of any shareholder of record as of April 15, 2016, a copy of our Annual Report on Form 10-K for fiscal 2015, including the audited financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309, Attention: Investor Relations.

Submission of Director Candidates by Shareholders

        Pursuant to our bylaws, to be timely, a director nomination by a shareholder must generally be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, a director nomination submitted by a shareholder to be timely must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Any recommendation received by our Secretary will be promptly forwarded to the chair of our NC&G Committee for consideration. In order for a shareholder to nominate a director candidate for consideration at our 2017 annual shareholders meeting, we must receive notice of such nomination between February 15, 2017 and March 17, 2017 (inclusive) unless the date of our 2017 annual shareholders meeting is advanced more than 30 days prior to or delayed more than 30 days after June 15, 2017. Any such nominations must comply with the other requirements for proper nominations pursuant to our bylaws.

        Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly nominate a director candidate. Any shareholder filing a written notice of nomination for a director must describe various matters regarding the nominee and the shareholder, including, among other things, such information as name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for nominating a director candidate is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.

        In addition to candidates submitted by shareholders, our NC&G Committee will also consider candidates recommended by directors, management, third party search firms and other credible sources. Candidates recommended by any of these sources will be equally evaluated and considered. Our NC&G Committee will compile a complete list of candidates recommended from any viable source and evaluate each candidate. Each candidate will be evaluated in the context of the current composition of our Board, the current needs of our Board and the long-term interests of our shareholders. In making its evaluation of possible director candidates, our NC&G Committee will consider, among other things, issues such as a candidate's independence, expertise, age, diversity, general business knowledge and experience, financial literacy, availability and commitment. After evaluating each candidate, our NC&G Committee will determine which candidates it will recommend to the full Board.

Shareholder Proposals

        Pursuant to our bylaws, in order for a shareholder proposal (other than a director nomination) to be considered at an annual meeting, the proposal must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, in order to be timely, a shareholder proposal must be delivered not later than the close of business on the later of (1) the 90th day prior to the annual meeting or (2) the 10th day following the date on which public announcement of the date of such annual meeting is first made. Accordingly, in order for a shareholder proposal (other than a director nomination) to be considered at our 2017 annual shareholders meeting, we must receive the proposal between February 15, 2017 and March 17, 2017 (inclusive) unless the date of our 2017 annual shareholders meeting is advanced more than 30 days prior to or delayed more than 30 days after June 15, 2017.

        Our bylaws set out the specific requirements that a shareholder must satisfy in order to properly make a proposal for consideration by our shareholders at an annual meeting. Any shareholder submitting a proposal must describe various matters regarding the shareholder, including, among other things, such information as name; address; occupation; shares, rights to acquire shares and other derivative securities held; and any relevant understandings or arrangements between the shareholder and affiliated parties, if any. A copy of the requirements for submitting a shareholder proposal is available in print to any shareholder who so requests it. Requests for a copy of these requirements should be mailed to our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, GA 30309, Attention: Investor Relations.

        Our bylaws further contemplate that shareholders who wish to have a proposal included in our proxy statement may be permitted to do so in accordance with Rule 14a-8 under the Exchange Act provided the proposal is otherwise in accordance with such Rule 14a-8. In order for a proposal to be included pursuant to Rule 14a-8 in the proxy statement for our 2017 annual meeting, it must be submitted in writing by January 6, 2017 and comply with the requirements of Rule 14a-8.

Communications to our Board of Directors

        Mail can be addressed to our directors in care of the Office of the Secretary at our company's headquarters at Oxford Industries, Inc., 999 Peachtree Street, N.E., Suite 688, Atlanta, Georgia 30309. At the direction of our Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled meeting of our Board. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors," "Non-Management Directors" or the "Presiding Independent Director" will be forwarded or delivered to our presiding independent director. Mail addressed to the "Board of Directors" will be forwarded or delivered to our Chairman.

Proxy Solicitation

        We will bear the cost of solicitation of proxies by our Board in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names. Our employees may solicit proxies by mail, telephone, facsimile, electronic mail and personal interview. We have also engaged Okapi Partners to act as our proxy solicitor and have agreed to pay it $6,500 for the year, plus reasonable out-of-pocket expenses, for such services.

By Order of the Board of Directors

Thomas E. Campbell Executive Vice President-Law and Administration, General Counsel and Secretary

        Our Fiscal 2015 Annual Report to Shareholders, which includes audited financial statements, is available over the Internet at http://www.edocumentview.com/OXM. Any shareholder may request a printed copy of the Fiscal 2015 Annual Report to Shareholders by following the instructions in the Notice of Internet Availability.

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 15, 2016. Vote by Internet • Go to www.envisionreports.com/OXM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Proposal to elect the four nominees listed below. If a nominee becomes unwilling or unable to serve, the Proxy will be voted for a substitute nominee or will not be voted, as recommended by the Board of Directors. + For Against Abstain For Against Abstain For Against Abstain 01 - Helen Ballard 02 - Thomas C. Gallagher 03 - Virginia A. Hepner 04 - E. Jenner Wood III For Against Abstain ForAgainst Abstain 2. Proposal to approve the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016. 3. Proposal to approve, on an advisory (non-binding) basis, a resolution approving the compensation of the Company’s named executive officers. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the annual meeting, as recommended by the Board of Directors. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date this proxy and sign exactly as your name or names appear. If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name by President or other authorized officer. If signing as a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02D1GB Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Oxford Industries, Inc. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The executing shareholder(s) appoints THOMAS C. CHUBB III, THOMAS E. CAMPBELL and K. SCOTT GRASSMYER, and each of them, proxies, with full power of substitution, for and in the name of the executing shareholder(s), to vote all shares of the common stock of Oxford Industries, Inc. that the executing shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, June 15, 2016, at 3:00 p.m., local time, at The Fifth Floor Conference Center, located at 999 Peachtree Street, N.E., Atlanta, Georgia 30309, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said persons are directed to vote as indicated on the reverse side, and otherwise in their discretion, as recommended by the Board of Directors, upon any other business. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES, AS RECOMMENDED BY THE BOARD OF DIRECTORS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT PERMITTED UNDER APPLICABLE LAW. See reverse for voting instructions.